EXHIBIT 10.127

RENEWAL RIGHTS AGREEMENT
by and among
UNITED PROPERTY AND CASUALTY INSURANCE COMPANY,
UNITED INSURANCE HOLDINGS CORP.,
UNITED INSURANCE MANAGEMENT, L.C.,
and
HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.
Dated December 30, 2021

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TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS 1

Section 1.1 Definitions 1

Section 1.2 Construction 8

ARTICLE II. REINSURANCE; RENEWAL RIGHTS 9

Section 2.1 Closing 9

Section 2.2 Closing Transactions 9

Section 2.3 Closing Deliveries 9

Section 2.4 Renewal Rights Commission 10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES 10

Section 3.1 Organization, Standing and Authority 11

Section 3.2 Authorization 11

Section 3.3 Actions and Proceedings 11

Section 3.4 No Conflict or Violation 11

Section 3.5 Financial Statements; Permitted Accounting Practices 12

Section 3.6 Reserves 13

Section 3.7 Applicable Reinsurance Agreements 13

Section 3.8 Books and Records 14

Section 3.9 Compliance with Laws; Governmental Authorizations 14

Section 3.10 Insurance Policies 14

Section 3.11 Producers 15

Section 3.12 Employees 15

Section 3.13 Brokers and Financial Advisers 15

Section 3.14 [RESERVED] 15

Section 3.15 Other Information 15

Section 3.16 NO OTHER REPRESENTATIONS OR WARRANTIES 15

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER 16

Section 4.1 Organization, Standing and Authority 16

Section 4.2 Authorization 16

Section 4.3 Actions and Proceedings 16

Section 4.4 No Conflict or Violation 16

Section 4.5 Compliance with Laws; Governmental Authorizations. 17

Section 4.6 No Inducement or Reliance; Due Investigation 17

Section 4.7 Financial Ability 18

Section 4.8 Brokers and Financial Advisers 18

Section 4.9 Tax 18

Section 4.10 NO OTHER REPRESENTATIONS OR WARRANTIES 19

ARTICLE V. [RESERVED] 19

ARTICLE VI. COVENANTS 19

Section 6.1 Operation of the Southeast Homeowners Lines 19

Section 6.2 General Cooperation 19

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Section 6.3 Regulatory Filings 20

Section 6.4 No Provision of Services and Systems 22

Section 6.5 Reinsurance Agreement 22

Section 6.6 Confidentiality 22

Section 6.7 Further Assurances 23

Section 6.8 Public Announcement 23

Section 6.9 Employee Matters 23

Section 6.10 New and Renewal Policies and Ancillary Coverage 24

Section 6.11 Administration 24

ARTICLE VII. RENEWAL RIGHTS 24

Section 7.1 General 24

Section 7.2 Withdrawal Plan 25

Section 7.3 Information Concerning the Insurance Policies 25

Section 7.4 Non-Renewals 26

Section 7.5 Purchaser Replacement Policies 27

Section 7.6 No Representation on Market Reaction 28

Section 7.7 No Infringement of Producer Rights 29

Section 7.8 No Limitations on Seller Parties’ Operations 29

Section 7.9 Noncompetition 29

Section 7.10 Audit and Inspection Rights 29

ARTICLE VIII. CONDITIONS PRECEDENT 30

Section 8.1 Conditions to Seller Parties’ Obligations 30

Section 8.2 Conditions to Purchaser’s and Obligations 31

ARTICLE IX. INDEMNIFICATION 32

Section 9.1 Indemnification of Purchaser by Seller Parties 32

Section 9.2 Indemnification of Seller Parties’ by Purchaser 32

Section 9.3 Indemnification Procedures 33

Section 9.4 Certain Limitations 34

Section 9.5 Exclusive Remedy 34

Section 9.6 Additional Indemnification Provisions 34

Section 9.7 Tax Treatment of Indemnity Payments 36

Section 9.8 Survival 36

ARTICLE X. TERMINATION PRIOR TO CLOSING 36

Section 10.1 Termination of Agreement 36

ARTICLE XI. GENERAL PROVISIONS 37

Section 11.1 Fees and Expenses 37

Section 11.2 Notices 37

Section 11.3 Amendment; Waivers, Etc 38

Section 11.4 Entire Agreement; Third-Party Beneficiaries 39

Section 11.5 Assignment 39

Section 11.6 Governing Law; Jurisdiction; Enforcement 39

Section 11.7 Severability 40

Section 11.8 Counterparts 40

Section 11.9 Specific Performance 40

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Section 11.10 Reserves 41

INDEX OF SCHEDULES

Seller Disclosure Schedule
Purchaser Disclosure Schedule

INDEX OF EXHIBITS

Exhibit A Form of Reinsurance Agreement

Exhibit B Form of Reinsurance Trust Agreement

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RENEWAL RIGHTS AGREEMENT

This Renewal Rights Agreement, dated as of December 30, 2021 (this “Agreement”), by and among United Property and Casualty Insurance Company, an insurance company organized under the laws of the State of Florida (“Seller”), United Insurance Holdings Corp., a Delaware corporation (“Seller Parent”), United Insurance Management, L.C., a Florida limited liability company (“UIM”), and Homeowners Choice Property & Casualty Insurance Company, Inc., an insurance company organized under the laws of the State of Florida (“Purchaser”).

WHEREAS, Seller conducts the Southeast Homeowners Lines business throughout the states of Georgia, North Carolina and South Carolina (the “Territory”);

WHEREAS, each of Seller and UIM is an indirect, wholly owned subsidiary of Seller Parent;

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, on behalf of Purchaser or an Affiliate of Purchaser, any and all rights of Seller to renew and/or replace the Insurance Policies at the end of their respective policy periods or such earlier period to the extent permitted by Applicable Law;

WHEREAS, in connection with this Agreement and upon the terms and subject to the conditions set forth herein, Seller and Purchaser will enter into a quota share reinsurance agreement in substantially the form attached hereto as Exhibit A (the “Reinsurance Agreement”), by which Seller shall cede, and Purchaser shall reinsure, eighty-five percent (85%) of certain liabilities related to Seller’s Southeast Homeowners Lines business as specified therein in more detail (the “Reinsured Liabilities”) on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with this Agreement and upon the terms and subject to the conditions set forth herein, concurrently with the execution of the Reinsurance Agreement, Purchaser, as grantor, Seller, as the beneficiary, and Trustee, as trustee, will enter into a trust agreement in substantially the form attached hereto as Exhibit B (the “Trust Agreement”), by which Purchaser has agreed to establish and maintain a trust account to secure Purchaser’s obligations to Seller under the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Action” means (a) any civil, criminal or administrative action, suit, claim, litigation or similar proceeding, in each case before a Governmental Entity or (b) any investigation or written inquiry by a Governmental Entity other than any examination, audit or

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claim by a taxing authority, in each case other than complaint activity by or on behalf of policyholders unless and until any such policyholder complaint activity results in any civil, criminal or administrative action, suit, claim, litigation or similar proceeding before a Governmental Entity, in which case it shall, without duplication, be treated as an Action hereunder.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person.

“Agreement” has the meaning specified in the preamble hereto. “Ancillary Policies” has the meaning specified in Section 6.10.

“Annual Statutory Financial Statements” has the meaning specified in Section 3.5(a).

“Applicable Law” means any United States federal, state, local or foreign law, statute, regulation, rule, ordinance, order, injunction, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to a party hereto, or any of its respective businesses, properties or assets, as may be amended from time to time.

“Applicable Reinsurance Agreements” has the meaning specified in Section 3.7.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or St. Petersburg, Florida are required or authorized by Applicable Law to be closed.

“Books and Records” means the books, records and documents that exclusively pertain to or are exclusively used by Seller or its Affiliates to administer, reflect, monitor, evidence or record information exclusively relating to the Southeast Homeowners Lines, including customer lists, Producer information, policy information, insurance policy forms, rate filing information, rating plans, all filings and correspondence with Governmental Entities relating to the operation of the Southeast Homeowners Lines, claim records, sales records, underwriting records, advertising and promotional materials; provided, however, that Books and Records excludes (a) Tax returns and Tax records and all other data and information with respect to Taxes, (b) any materials prepared for the boards of directors of Seller or its Affiliates, (c) any corporate minute books, stock records or similar corporate records of Seller or its Affiliates, (d) any materials that are privileged and/or confidential for which Seller or its Affiliates do not have a common interest with Purchaser, (e) any internal drafts, opinions, valuations, correspondence or other materials produced by, or provided between or among, Seller and its Affiliates or Representatives with respect to the negotiation, valuation and consummation of the specific transactions contemplated under this Agreement and the other Transaction Documents or the terms of engagement of such Representatives with respect thereto and (f) consolidated financial records (including general ledgers) of Seller or its Affiliates, consolidated regulatory filings made by Seller or its Affiliates and any related correspondence with Governmental

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Entities, except to the extent the information contained therein specifically or separately identifies the Southeast Homeowners Lines and is not otherwise included in a Book and Record.

“Closing” has the meaning specified in Section 2.1.

“Closing Date” has the meaning specified in Section 2.1.

“Code” means the Internal Revenue Code of 1986.

“Confidential Information” has the meaning specified in Section 6.6(d).

“Confidentiality Agreement” has the meaning specified in Section 6.6(a).

“Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including COVID-19).

“Contagion Event Measures” means any reasonable action or inaction by Seller taken (or not taken) to the extent reasonably necessary to address a Contagion Event or address or comply with any workforce reduction, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case in connection with or in response to a Contagion Event, including the CARES Act and Families First Act.

“Contract” means any agreement, contract, instrument, guarantee, undertaking, lease, note, mortgage, indenture, license or other legally binding commitment or obligation, whether written or oral.

“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by contract or otherwise.

“Covered Employees” means the individuals identified in Section 3.12 of the Seller Disclosure Schedule, and who are employed by Seller, UIM or such other Affiliate of Seller, as applicable, as of immediately prior to the Closing.

“Cut-Off Date” means March 31, 2022.

“Deductible” has the meaning specified in Section 9.4.

“Deferred Renewal Rights Commission” has the meaning specified in Section 2.4(a).

“Disclosing Party” has the meaning specified in Section 6.6(b).

“Eligible Insurance Proceeds” has the meaning specified in Section 9.6(d).

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“Employment Transfer Date” has the meaning specified in Section 6.9(a). “Enforceability Exceptions” has the meaning specified in Section 3.2(b). “GAAP” means generally accepted accounting principles in the United States. “Governmental Authorizations” has the meaning specified in Section 6.3(a).

“Governmental Entity” means any foreign, federal, state, local or other governmental, legislative, judicial, administrative or regulatory authority, agency, commission, board, body, court or entity or any instrumentality thereof or any self-regulatory body or arbitral body or arbitrator.

“Indemnified Party” has the meaning specified in Section 9.3(a).
“Indemnifying Party” has the meaning specified in Section 9.3(a).

“Initial Payment Date” has the meaning specified in Section 2.4(a).

“Insurance Policies” means any and all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders and endorsements issued or written in connection therewith and extensions thereto, as to the Southeast Homeowners Lines, and issued, renewed, assumed, reinsured or written by or on behalf of Seller. For the avoidance of doubt, the Insurance Policies shall not include any insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance (a) as to commercial lines, (b) written outside the Territory or (c) not identified as constituting Southeast Homeowners Lines as defined herein.

“Knowledge” means the actual knowledge, after reasonable inquiry, of those individuals listed (a) with respect to Seller, Seller Parent or UIM, on Section 1.1(a) of the Seller Disclosure Schedule, and (b) with respect to Purchaser, on Section 1.1(a) of the Purchaser Disclosure Schedule.

“Liability” or “Liabilities” means a liability, obligation, commitment, expense, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown).

“Losses” means any damages, claims, losses, Liabilities, charges, Actions, suits, proceedings, deficiencies, Taxes, fees, assessments, interest, penalties and reasonable costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses), but excluding consequential, special, incidental, indirect or punitive damages, lost profits, diminution in value or similar items.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, results of operations or financial condition of Seller, solely with respect to the Southeast Homeowners Lines, taken as a whole; provided, however, that no fact, circumstance, change or effect arising out of or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether a Material Adverse

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Effect has occurred or would be reasonably likely to occur: (i) the effects of changes affecting the economy or securities markets generally; (ii) the effects of changes affecting the insurance, reinsurance and financial services industries generally, including the general competitive forces in the insurance and reinsurance markets; (iii) political conditions generally and any natural disasters, hostilities, acts of war, sabotage, terrorism or military actions; (iv) any Contagion Event, Contagion Event Measures or other force majeure event, or any worsening of such matters existing as of the date hereof, or any declaration of martial law, quarantine or similar directive, policy or guidance or other action by any Governmental Entity in response thereto;

(v)
any occurrence or condition generally affecting participants in the Territory in any segment of the industries or markets in which the Southeast Homeowners Lines business is operated;
(vi)
any downgrade or potential downgrade of the financial strength, claims paying ability, insurance or other ratings of any of Seller or any of its Affiliates; (vii) any changes in the financial condition or business plans of Seller or its Affiliates; (viii) any changes in Applicable Law, accounting or actuarial principles, or regulations or policies of general applicability; (ix) any changes in the customer, client, vendor, Policyholder, or Producer relationships of Seller or its Affiliates as a result of or related to, the transactions contemplated by this Agreement; (x) any changes resulting from actions or omissions of Seller or its Affiliates taken with the prior written consent of Purchaser with respect to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; and (xi) any adverse changes resulting from this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or from the announcement of the transactions contemplated by this Agreement or the other Transaction Documents or the identity of Purchaser as a party to such transactions, or (b) a material impairment or delay of the ability of Seller to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby.

“Non-Renewal Date” has the meaning specified in Section 7.4(a). “Organizational Documents” has the meaning specified in Section 3.4.

“Permitted Exceptions” means the inability of Seller to non-renew or otherwise cease renewing or issuing any Insurance Policies (i) to the extent prohibited by Applicable Law; (ii) to the extent such Insurance Policies are renewed or issued to honor quotes outstanding as of the Closing Date; or (iii) to the extent otherwise contemplated in the Withdrawal Plan.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity.

“Policies” has the meaning specified in the Reinsurance Agreement.

“Policyholders” means policyholders and named insureds of the Insurance Policies.

“Policy Replacement Date” means June 1, 2022 or such other date mutually agreed by the parties.

“Producer” means any agent, reinsurance intermediary, producer, broker or sales representative involved in the placement or marketing of the Insurance Policies since December 31, 2019.

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“Purchaser” has the meaning specified in the preamble hereto. “Purchaser Disclosure Schedule” has the meaning specified in Article IV.

“Purchaser Fundamental Representations” has the meaning specified in Section 8.1(f).

“Purchaser Indemnified Parties” has the meaning specified in Section 9.1.

“Purchaser Material Adverse Effect” means a material impairment or delay of the ability of Purchaser to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby.

“Purchaser Replacement Premium” means the full amount of annual gross written premium with respect to the Purchaser Replacement Policies collected or collectable by Purchaser, which, in respect of Purchaser Replacement Stub Policies, shall mean the full amount of annual gross written premium with respect to such Purchaser Replacement Stub Policies as though such Purchaser Replacement Stub Policies were issued for a full annual term.

“Purchaser Replacement Policies” means the policies or other evidences of insurance coverage on Purchaser’s or Purchaser’s Affiliate’s forms and rates approved and/or authorized by the appropriate Governmental Entity, solicited, quoted, bound, written and/or issued to any Policyholder prior to or upon the expiration, cancellation or renewal date of such Policyholder’s Insurance Policy(ies) for coverage of substantially the same subject business as covered under an Insurance Policy, as provided herein, subject in each case to Applicable Law and the rights of the Producers and Policyholders; provided, however, that Purchaser Replacement Policies shall not include any policy or other evidence of insurance coverage issued by Purchaser that is a renewal or replacement of an in-force policy that was issued by Purchaser or an Affiliate of Purchaser prior to the Closing Date.

“Purchaser Replacement Stub Policies” means Purchaser Replacement Policies, to the extent permitted by Applicable Law, commencing on the Policy Replacement Date, (x) unless a Policyholder notifies Seller or Purchaser that such Policyholder opts out from receiving a Purchaser Replacement Policy or otherwise cancels an Insurance Policy, or (y) to the extent a Policyholder notifies Seller or Purchaser that such Policyholder opts in to receive a Purchaser Replacement Policy prior to such date, in each case as contemplated by the Withdrawal Plan, and expiring on the same dates that the Insurance Polic(ies) would have expired or renewed but for Seller’s cancellation of the Insurance Polic(ies).

“Qualifying Loss” means any individual indemnifiable Loss or series of related Losses in excess of $25,000.

“Quarterly Statutory Financial Statements” has the meaning specified in Section 3.5(a).

“Receiving Party” has the meaning specified in Section 6.6(a). “Reinsurance Agreement” has the meaning specified in the recitals hereto.

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“Reinsured Liabilities” has the meaning specified in the recitals hereto.

“Renewal Rights” means Seller’s existing rights to (a) renew the Insurance Policies upon the expiration or cancellation thereof, and (b) offer, quote and solicit renewals of and replacement coverages for the Insurance Policies, subject in each case to all rights of Producers and Policyholders and Applicable Law.

“Renewal Rights Commission” has the meaning specified in Section 2.4(a).

“Representatives” means, with respect to any Person, the directors, officers, employees, partners, agents, contractors or advisors (including attorneys, accountants, consultants, bankers and financial advisors) of such Person.

“Reserves” has the meaning specified in Section 3.6.

“Restricted Person” has the meaning specified in Section 7.9.

“Seller” has the meaning specified in the preamble hereto.

“Seller Disclosure Schedule” has the meaning specified in Article III.

“Seller Fundamental Representations” has the meaning specified in Section 8.2(e).

“Seller Indemnified Parties” has the meaning specified in Section 9.2. “Seller Parent” has the meaning specified in the preamble hereto.

“Seller Privacy Policies” means the privacy policies of Seller, a copy of which has been made available to Purchaser.

“Southeast Homeowners Lines” means the following lines of property and casualty insurance written by Seller within the Territory: (a) personal homeowners, (b) renters, (c) landlord and condominium / co-op insurance, (d) dwelling fire, (e) allied lines, (f) federal flood, (g) inland marine, (h) earthquake, (i) group accident and health and (j) general liability.

“Statutory Financial Statements” has the meaning specified in Section 3.5(a).

“Taxes” means any and all federal, state, local, or foreign income, premium, property (real or personal), sales, excise, employment, payroll, withholding, gross receipts, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, franchise, profits, social security (or similar, including FICA), unemployment, disability, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition imposed in connection with the payment, reporting or disclosure thereof; provided, that, for the avoidance of doubt, “Taxes” shall not include any guaranty fund assessment, or escheatment or similar Liabilities.

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“Territory” has the meaning specified in the recitals hereto. “Third-Party Claim” has the meaning specified in Section 9.3(a).

“Transaction Documents” means this Agreement, the Reinsurance Agreement and the Trust Agreement.

“Transaction Expenses” means, without duplication, all Liabilities incurred by any party hereto as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by this Agreement, including any fees and expenses of investment bankers, attorneys, accountants or other advisors, and any fees payable by such parties to Governmental Entities or other third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement.

“Trust Account” has the meaning specified in the Trust Agreement. “Trust Agreement” has the meaning specified in the recitals hereto.

“Trustee” means the trustee or custodian named under the Trust Agreement and any successor trustee or custodian appointed as such pursuant to the terms of such Trust Agreement.

“UIM” has the meaning specified in the preamble hereto.

“Upfront Renewal Rights Commission” has the meaning specified in Section 2.4(a).

“Withdrawal Plan” has the meaning specified in Section 7.2(a).

SECTION 1.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Disclosure Schedules but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless

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otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

ARTICLE II.

REINSURANCE; RENEWAL RIGHTS

SECTION 2.1 Closing. The closing of the transactions contemplated by this Agreement shall take place on such date on which the conditions set forth in Article VIII have been satisfied or waived in accordance with the terms of this Agreement (the “Closing”). The Closing shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. Eastern Time on such date, or at such other time and place as may be agreed upon in writing by each of the parties hereto (such date, the “Closing Date”). The Closing shall be deemed effective as of 12:00:01 a.m. Eastern Time on the Closing Date.

SECTION 2.2 Closing Transactions. Upon the terms, conditions, and limitations of this Agreement, and for the consideration stated herein, on the Closing Date (a) Seller will sell, assign and transfer to Purchaser, and Purchaser will accept and acquire, all of Seller’s rights, title and interest in the Renewal Rights, which will be assignable by Purchaser to an Affiliate, (b) Seller and Purchaser will enter into the Reinsurance Agreement, pursuant to which, and upon the terms, conditions, and limitations set forth therein, Seller will cede to Purchaser, and Purchaser will reinsure, eighty-five percent (85%) of the Reinsured Liabilities, and (c) Seller will transfer to Purchaser the information concerning the Insurance Policies upon the terms, conditions, and limitations set forth in Section 7.3.

SECTION 2.3 Closing Deliveries.

(a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(i)
counterparts of each Transaction Document, other than this Agreement, to which Seller is a party, each duly executed by Seller;
(ii)
a certificate of Seller duly executed by an authorized officer of Seller, dated as of the Closing Date, certifying as to Seller’s compliance with the conditions set forth in Section 8.2(e) and Section 8.2(f); and
(iii)
a payment by Seller in cash in an amount due by Seller in accordance with Article 11, Section A of the Reinsurance Agreement, and, in satisfaction of the net amount due, Seller shall deposit such amount into the Trust Account on the Closing Date, on behalf of Purchaser as grantor of the Trust Account.

(b) At the Closing, Purchaser shall deliver or cause to be delivered:

(i) counterparts of each Transaction Document, other than this

Agreement, to which Purchaser is a party, each duly executed by Purchaser; and

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(ii) a certificate of Purchaser duly executed by an authorized officer of Purchaser, dated as of the Closing Date, certifying as to Purchaser’s compliance with the conditions set forth in Section 8.1(f) and Section 8.1(g).

SECTION 2.4 Renewal Rights Commission.

(a) In partial consideration for the Renewal Rights, Purchaser shall pay to Seller, an initial renewal rights commission in an amount equal to $3,800,000 (the “Upfront Renewal Rights Commission”) within 5 days following the date of this Agreement (the “Initial Payment Date”) and following the collection by Purchaser of $64,000,000 of the Purchaser Replacement Premium, Purchaser shall pay to Seller in accordance with Section 2.4(c), a deferred renewal rights commission (the “Deferred Renewal Rights Commission” and, together with the Upfront Renewal Rights Commission, the “Renewal Rights Commission”) in an amount equal to six percent (6%) of Purchaser Replacement Premium for each Purchaser Replacement Policy issued by Purchaser after such time as required by Section 7.5; but only to the extent the aggregate Deferred Renewal Rights Commission exceeds the Upfront Renewal Rights Commission and, further provided, that the aggregate Renewal Rights Commission payable by Purchaser to Seller under this Section 2.4(a) shall not exceed $6,000,000. The Upfront Renewal Rights Commission shall be paid in cash by Purchaser by wire transfer in immediately available funds to an account designated by Seller no later than the Initial Payment Date.

(b) Within sixty (60) calendar days after the end of each calendar month following the Policy Replacement Date (each such calendar month, a “Renewal Rights Commission Settlement Period”), Purchaser shall report to Seller (each a “Renewal Rights Commission Report”), which shall set forth the following:

(iv)
the Purchaser Replacement Policies issued during the Renewal Rights Commission Settlement Period;
(v)
the Purchaser Replacement Premium for the Renewal Rights Commission Settlement Period; and
(vi)
the Deferred Renewal Rights Commission for the Renewal Rights Commission Settlement Period.

(c) The Deferred Renewal Rights Commission due Seller with respect to each Renewal Rights Commission Settlement Period ending after the Policy Replacement Date as reflected on a Renewal Rights Commission Report shall be paid in cash by Purchaser by wire transfer in immediately available funds to an account or accounts designated by Seller no later than five (5) Business Days following the date of the delivery of the applicable Renewal Rights Commission Report.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as set forth in the disclosure schedule supplied by Seller to Purchaser dated as of the date hereof (the “Seller Disclosure Schedule”), Seller and, for the purposes of Section 3.1 through Section 3.4 and Section 3.16, each of Seller Parent and UIM, hereby

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represents and warrants to Purchaser, in each case as of the date hereof and as of the Closing Date (except, in all cases, to the extent any such representations and warranties address matters only as of a particular date, in which case such representations and warranties shall speak only as of such date), on a joint and several basis, as follows:

SECTION 3.1 Organization, Standing and Authority. Seller is a corporation duly organized and validly existing under the laws of the State of Florida. Seller Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. UIM is a limited liability company duly organized and validly existing under the laws of the State of Florida. Each of Seller, Seller Parent and UIM has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Seller, Seller Parent and UIM is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.2 Authorization.

(a)
Each of Seller, Seller Parent and UIM has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it will be a party.
(b)
This Agreement and each other Transaction Document to which each of Seller, Seller Parent or UIM will be a party has been or will be duly executed and delivered by Seller, Seller Parent or UIM, as applicable, and, subject to the due execution and delivery by Purchaser, as applicable, this Agreement and each other Transaction Document to which Seller, Seller Parent or UIM will be a party is or will be a valid and binding obligation of Seller, Seller Parent or UIM, as applicable, enforceable against Seller, Seller Parent or UIM in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditor’s rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity) (such exceptions in clause (i) and (ii) above, as applicable to any Person, the “Enforceability Exceptions”).

SECTION 3.3 Actions and Proceedings. As of the date hereof, there are no outstanding orders, decrees or judgments by or with any Governmental Entity applicable to Seller, Seller Parent or UIM, or Seller’s, Seller Parent’s or UIM’s properties or assets that, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, there are no Actions pending or, to the Knowledge of Seller, threatened against, Seller, Seller Parent or UIM at law or in equity, or before or by any Governmental Entity or before any arbitrator of any kind which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.4 No Conflict or Violation. The execution, delivery and performance by Seller, Seller Parent or UIM of this Agreement or of any other Transaction

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Document to which Seller, Seller Parent or UIM will be a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not: (a) violate any provision of its charter, bylaws or other organizational document (collectively, the “Organizational Documents”); (b) subject to the matters referred to in the next sentence, violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate or constitute (or with notice or lapse of time or both, constitute) a default under, any Contract to which Seller, Seller Parent or UIM is a party or by or to which its properties may be bound or subject; (c) subject to the matters referred to in the next sentence, violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Entity, or any agreement with, or condition imposed by, any arbitrator or Governmental Entity, binding upon Seller, Seller Parent or UIM; (d) subject to the matters referred to in the next sentence, violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to its business or necessary to enable it to perform its obligations under this Agreement or any other Transaction Document to which Seller, Seller Parent or UIM will be a party, except for any such violations, conflicts or breaches which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Seller, Seller Parent or UIM in connection with the execution and delivery of this Agreement or any other Transaction Document by Seller, Seller Parent or UIM, or the consummation by Seller, Seller Parent or UIM of the transactions contemplated hereby and thereby, except for (x) any consents or approvals set forth in Section 3.4 of the Seller Disclosure Schedule, and (y) any other consents, approvals or authorizations which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 3.5 Financial Statements; Permitted Accounting Practices.

(a) Seller has made available to Purchaser true and complete copies of (i) the audited annual statutory financial statements of Seller as of and for the year ended December 31, 2020, including any actuarial opinions, affirmations or certifications, in each case, as filed with the insurance regulatory authority in the jurisdiction of domicile of Seller (collectively, the “Annual Statutory Financial Statements”) and (ii) the unaudited quarterly statutory financial statements of Seller as of and for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 (the statements described in (ii), the “Quarterly Statutory Financial Statements”, and together with the Annual Statutory Financial Statements, the “Statutory Financial Statements”). Except as expressly set forth in the notes thereto, the Statutory Financial Statements (A) were prepared in accordance with SAP consistently applied during the periods involved and (B) present fairly in all material respects, in accordance with SAP, the admitted assets, liabilities, capital and surplus and cash flows of Seller with respect to the Southeast Homeowners Lines as of the respective dates and for the respective periods referred to in the Statutory Financial Statements, subject to, in the case of the Quarterly Statutory Financial Statements, normal year-end adjustments and the absence of full footnote disclosures and other presentation items. No material deficiency has been asserted with respect to any Statutory Financial Statement by any Governmental Entity that remains unresolved prior to the date hereof.

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(b) There are no accounting practices used by Seller in connection with the Statutory Financial Statements that depart from the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual applicable to Seller with respect to the Southeast Homeowners Lines.

SECTION 3.6 Reserves. The reserves and other actuarial amounts held in respect of the Policies (the “Reserves”), as established or reflected in the applicable Annual Statutory Financial Statements (a) were determined in accordance with generally accepted actuarial principles and practices applicable to Seller, consistently applied under the Applicable Laws in the jurisdiction of domicile of Seller, and were fairly stated, in all material respects, in accordance with SAP; (b) were based on actuarial assumptions which produce reserves at least as great as those called for in any policy as to reserve basis and method, and are in accordance with all other policy provisions; and (c) include provision for all actuarial reserves and related statement items which ought to be established by Seller pursuant to SAP.

SECTION 3.7 Applicable Reinsurance Agreements.

(a) Section 3.7(a) of the Seller Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all treaties and agreements of assumed and ceded reinsurance of Seller related to the Insurance Policies, under which there remains any ceded reserves (calculated in accordance with SAP) or reinsurance recoverable (such treaties and agreements, and any amendments, extensions, renewals, guaranties, modifications, waivers or supplements thereto, the “Applicable Reinsurance Agreements”) and (ii) all pending or, to the Knowledge of Seller, threatened material Actions related to any Applicable Reinsurance Agreement. True and complete copies of each Applicable Reinsurance Agreement (including any amendments thereof) have been made available by Seller to Purchaser. The Applicable Reinsurance Agreements are legal, valid and binding obligations of Seller and, to the Knowledge of Seller, each other party thereto and are enforceable against the parties thereto, in each case in accordance with their respective terms, subject to the Enforceability Exceptions, and are in full force and effect. Seller has not breached or defaulted under (with or without the giving of notice or lapse of time, or both) any material provision of any Applicable Reinsurance Agreement or any provision of any Applicable Reinsurance Agreement that would permit the termination, modification, cancellation or acceleration of the performance, observance or fulfillment of such Applicable Reinsurance Agreement that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No party to any Applicable Reinsurance Agreement has provided any notice of any intention to terminate such Applicable Reinsurance Agreement or has repudiated any material provision of such Applicable Reinsurance Agreement. All reinsurance premiums due under each of the Applicable Reinsurance Agreements have been paid in full or were adequately accrued or reserved for by Seller. To the Knowledge of Seller, no other party to any Applicable Reinsurance Agreement has materially breached or is in material default thereunder, and no other party to any Applicable Reinsurance Agreement is the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding. Seller has not received or given notice of early termination or recapture of any Applicable Reinsurance Agreement. Since December 31, 2019, (x) there has not been any dispute with respect to any material amounts recoverable or payable pursuant to any Applicable Reinsurance Agreement, and (y) no reinsurer party to an Applicable Reinsurance Agreement has denied coverage with respect to any current or prospective material claim. All amounts owed under any

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Applicable Reinsurance Agreement have been timely paid in accordance with their terms, except as set forth in Section 3.7(a) of the Seller Disclosure Schedule.

(b) Except for the approvals, consents and notices required for the Applicable Reinsurance Agreements listed in Section 3.7(b) of the Seller Disclosure Schedule, no approval or consent is required to be obtained from, and no notice is required to be provided to, any Person that is a party to an Applicable Reinsurance Agreement in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents. None of the Applicable Reinsurance Agreements contains any provision providing that the other party thereto may terminate, recapture, amend or alter the pricing or other terms thereof by reason of the transactions contemplated hereby or by the other Transaction Documents.

SECTION 3.8 Books and Records. The Books and Records (a) are true and complete in all material respects and (b) have been maintained in accordance with industry customary business practices and in accordance in all material respects with Applicable Law.

SECTION 3.9 Compliance with Laws; Governmental Authorizations.

(vii)
Seller is, and at all times since December 31, 2019 has been, in compliance in all material respects with all Applicable Laws and Governmental Authorizations with respect to the Southeast Homeowners Lines. Seller has not received, since December 31, 2019, any notice or other communication from any Governmental Entity regarding any actual or alleged material violation of, or material failure on the part of, Seller to comply with any Applicable Laws or Governmental Authorizations with respect to the Southeast Homeowners Lines.
(viii)
Seller has made available to Purchaser, as of the date hereof, true and complete copies of all reports (or the most recent drafts thereof, to the extent any final reports are not available) reflecting the results of any financial examinations or market conduct examinations related to the Southeast Homeowners Lines conducted by any insurance regulatory authority since December 31, 2019 and, in any event, the most recent financial examination and market conduct examination reports related to the Southeast Homeowners Lines from the applicable insurance regulatory authority.

SECTION 3.10 Insurance Policies. Except as set forth in Section 3.10 of the Seller Disclosure Schedule:

(a)
since December 31, 2019, all Insurance Policy benefits due and payable by or on behalf of Seller have in all material respects been paid in accordance with the terms of the Insurance Policies under which they arose, except for such benefits for which Seller believes there is a reasonable basis to contest payment;
(b)
all policy forms for Insurance Policies currently in use by Seller, and all amendments, applications, and certificates pertaining thereto, where required by Applicable Law, have been approved by all applicable Government Entities or filed with and not objected to by such Governmental Entities within the period provided by Applicable Law for objection, subject to such exceptions that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

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(c)
any rates currently in use by Seller, solely with respect to the Southeast Homeowners Lines, that are required to be filed with or approved by any Governmental Entity have been so filed or approved, and the rates currently in use by Seller, solely with respect to the Southeast Homeowners Lines, conform to such filed or approved rates subject to such exceptions that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect with respect to the Southeast Homeowners Lines; and
(d)
as of the date hereof, there are no material unpaid claims or assessments made against Seller by any state insurance guaranty associations or similar organizations in connection with such association’s insurance guarantee fund relating to the Southeast Homeowners Lines.

SECTION 3.11 Producers. Except as set forth in Section 3.11 of the Seller Disclosure Schedule, to the Knowledge of Seller, since December 31, 2019, (a) each Producer, at any time that it wrote, sold or produced Insurance Policies for Seller, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such Producer) in the particular jurisdiction in which such Producer wrote, sold or produced such Insurance Policies, and (b) no such Producer is in violation of any term or provision of applicable Law relating to the writing, sale or production of such Insurance Policies for Seller, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.12 Employees. Seller, for itself and on behalf of UIM, has disclosed to Purchaser the: (a) salary information, (b) target compensation opportunity for the current fiscal year, (c) severance benefits, (d) pension and welfare elections for the current calendar year, (e) job description; and (f) job title for each of the Covered Employees, as of the date hereof, to the extent permitted by Applicable Law.

SECTION 3.13 Brokers and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Seller in connection with this Agreement, any of the other Transaction Documents to which Seller will be a party or the transactions contemplated hereby or thereby.

SECTION 3.14 [RESERVED].

SECTION 3.15 Other Information. To the best of Seller’s Knowledge, information and belief, the information made available to Purchaser in the “Venue” electronic data room is true and correct in all material respects and fairly present, in all material respects, the business comprised by Southeast Homeowners Lines. To the best of Seller’s Knowledge, information and belief, the data delivered to Purchaser pursuant to Section 7.3(a) is accurate in all material respects.

SECTION 3.16 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE SELLER DISCLOSURE SCHEDULE) AND IN THE OTHER TRANSACTION DOCUMENTS, NEITHER SELLER, SELLER PARENT NOR UIM NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED

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REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, SELLER PARENT OR UIM, THE SOUTHEAST HOMEOWNERS LINES, THE PROBABLE SUCCESS OR PROFITABILITY OF THE SOUTHEAST HOMEOWNERS LINES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH OF SELLER, SELLER PARENT AND UIM DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES, FORECASTS, PROJECTIONS, STATEMENTS OR INFORMATION, WHETHER MADE BY SELLER, SELLER PARENT OR UIM OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the disclosure schedule supplied by Purchaser to Seller dated as of the date hereof (the “Purchaser Disclosure Schedule”), Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date (except to the extent any such representations and warranties address matters only as of a particular date, in which case such representations and warranties shall speak only as of such date) as follows:

SECTION 4.1 Organization, Standing and Authority. Purchaser is a

corporation duly organized and validly existing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement and each other Transaction Document.

SECTION 4.2 Authorization. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document. This Agreement and each other Transaction Document has been or will be duly executed and delivered by Purchaser, and, subject to the due execution and delivery by Seller, this Agreement and each other Transaction Document is or will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the Enforceability Exceptions.

SECTION 4.3 Actions and Proceedings. As of the date hereof, there are no outstanding orders, decrees or judgments by or with any Governmental Entity applicable to Purchaser or its properties or assets that, individually or in the aggregate, have a Purchaser Material Adverse Effect. As of the date hereof, there are no Actions pending or, to the Knowledge of Purchaser, threatened against, at law or in equity, or before or by any Governmental Entity or before any arbitrator of any kind which would, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.4 No Conflict or Violation. The execution, delivery and performance by Purchaser of this Agreement or of any other Transaction Document and the

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consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not: (a) violate any provision of the Organizational Documents of Purchaser; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate or constitute (or with notice or lapse of time or both, constitute) a default under, any Contract to which Purchaser is a party or by or to which its properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any arbitrator or Governmental Entity, or any agreement with, or condition imposed by, any arbitrator or Governmental Entity, binding upon, Purchaser; (d) violate any Applicable Law; or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any license or authorization related to Purchaser’s business or necessary to enable Purchaser to perform its obligations under this Agreement or any other Transaction Document, except for any such violations, conflicts or breaches which would not individually or in the aggregate reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement or any other Transaction Document. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or of any other Transaction Document by Purchaser, or the consummation by Purchaser of the transactions contemplated hereby and thereby, except for (x) the consents, approvals, filings and notices set forth in Section 4.4 of the Purchaser Disclosure Schedule, and (y) any other consents, approvals or authorizations which would not individually or in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.5 Compliance with Laws; Governmental Authorizations.

(ix)
Purchaser is, and at all times since December 31, 2019 has been, in compliance in all material respects with all Applicable Laws and Governmental Authorizations with respect to the Purchaser or its assets, properties or businesses. Purchaser has not received, since December 31, 2019, any notice or other communication from any Governmental Entity regarding any actual or alleged material violation of, or material failure on the part of, Purchaser to comply with any Applicable Laws or Governmental Authorizations with respect to the Purchaser or its assets, properties or businesses.
(x)
Except as set forth in Section 4.5(b) of the Purchaser Disclosure Schedule, Purchaser has all material licenses, authorizations and permits necessary to perform its obligations under the Reinsurance Agreement.
(xi)
Except as set forth in Section 4.5 of the Purchaser Disclosure Schedule, Purchaser, all material deficiencies or violations with respect to its insurance businesses in all reports of examinations related to Purchaser and such businesses (including financial, market conduct and similar examinations) conducted by any insurance regulatory authority since December 31, 2019, and, in any event, with respect to the most recent financial examination and market conduct examination reports related to Purchaser and such businesses, has been resolved.

SECTION 4.6 No Inducement or Reliance; Due Investigation.

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(a)
Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or its Affiliates or Representatives that are not expressly set forth in Article III (including the Seller Disclosure Schedule), whether or not any such representations, warranties or statements were made in writing or orally.
(b)
Without limiting the foregoing, except as expressly set forth in Article III (i) none of Seller or its Affiliates or Representatives makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Southeast Homeowners Lines or their profitability for Purchaser, or with respect to any forecasts, projections, statements or information made available to Purchaser or any other Person (including Purchaser’s Affiliates or Representatives) in connection with Purchaser’s review of the Southeast Homeowners Lines; and (ii) any estimates, assumptions, projections and predictions contained or referred to in the materials that have been provided or made available to Purchaser by or on behalf of Seller, including any confidential information memorandum, the electronic data room and all management presentations established or provided in connection with the transactions contemplated by this Agreement or the other Transaction Documents, (A) are not and shall not be deemed to be representations or warranties of any of Seller or any of its Affiliates and (B) shall not form the basis, in whole or in part, for any claim against any of the Seller or any of their respective Affiliates.
(c)
Purchaser (i) has performed its own independent investigation, analysis and assessment of the Renewal Rights, and that, during the course of conducting such investigation, analysis and assessment, Purchaser has asked such questions, examined such documents, materials, and information, and performed such other investigations, as it deemed appropriate in its own discretion, (ii) acknowledges that Seller has made no representation or warranty (express or implied) as to the accuracy or completeness of any information (whether written or oral) transmitted or made available to Purchaser or any of its Representatives, except as expressly set forth in this Agreement, (iii) acknowledges that it has not relied on Seller’s or its Representatives’ opinions or underwriting and actuarial criteria and analyses, and (iv) has reached its own independent judgments to enter into and close this Agreement and the other Transaction Documents based upon its own independent judgments and underwriting and actuarial criteria and analyses.

SECTION 4.7 Financial Ability. Purchaser has, and will have on the Initial Payment Date and at the Closing, all funds necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and to pay all amounts contemplated to be paid on the Initial Payment Date and after each Renewal Rights Commission Settlement Period pursuant to this Agreement and the Other Transaction Documents.

SECTION 4.8 Brokers and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser in connection with this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby.

SECTION 4.9 Tax. Purchaser is a “United States person” as defined in Section 7701(a)(30) of Code.

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SECTION 4.10 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS MODIFIED BY THE PURCHASER DISCLOSURE SCHEDULE) AND IN THE OTHER TRANSACTION DOCUMENTS, NEITHER PURCHASER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PURCHASER, AND PURCHASER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES WHETHER MADE BY PURCHASER OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES.

ARTICLE V.
[RESERVED]

ARTICLE VI.
COVENANTS

SECTION 6.1 Operation of the Southeast Homeowners Lines. During the period from the date of this Agreement until the Southeast Homeowners Lines has fully transferred to Purchaser, except (a) as required by Applicable Law or expressly contemplated by the terms and conditions of this Agreement or any other Transaction Document, (b) as set forth on Section 6.1 of the Seller Disclosure Schedule, (c) to the extent Purchaser otherwise consents in advance, (d) for actions taken in the ordinary course of business or (e) any Contagion Event Measures or any change in Applicable Law or policy as a result of or related to any Contagion Event, Seller Parent, Seller and UIM (x) shall generally operate the Southeast Homeowners Lines business in the ordinary course of business consistent with its past practices; and (y) shall not do any of the following:

(xii)
fail to pay or satisfy when due any material liability with respect to the Insurance Policies;
(xiii)
modify or amend in any material respect or extend or terminate any Applicable Reinsurance Agreement or waive, release or assign any material rights or claims thereunder or enter into any Contract which would, if entered into prior to the date hereof, have been an Applicable Reinsurance Agreement;
(xiv)
make any material changes in claims administration, reinsurance, reserving, actuarial, underwriting, claims or accounting practices or policies applicable to the Insurance Policies, except as required by SAP or any insurance regulatory authority with jurisdiction over Seller;
(xv)
increase the base salary (or wages) or target incentive compensation opportunity paid or payable to any Covered Employee, except for increases in the ordinary course of business; or
(xvi)
enter into any Contract or make any commitment with respect to any of the foregoing.

SECTION 6.2 General Cooperation.

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(a)
Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties (i) shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and (ii) (A) shall refrain from taking any actions that would reasonably be expected to impair, delay or impede the Closing and (B) not in limitation of any other provision of this Agreement, shall use commercially reasonable efforts to cause all the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable.
(b)
Each party shall, in connection with the efforts referenced in Section 6.2(a), keep the other party reasonably apprised of the status of the matters relating to the completion of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, including by providing the other party with copies of any orders or authorizations necessary in order to consummate the transactions contemplated by the Transaction Documents to which it is a party.
(c)
Each of Seller, Seller Parent and UIM shall cause its Affiliates to cooperate with Purchaser and its Affiliates in connection with fulfilling its obligations and duties arising under this Agreement, and each of Seller, Seller Parent and UIM will enter into and execute amendments to any contracts with such Affiliates as may be necessary or appropriate to fulfill the terms of this Agreement. At a minimum, such amendments shall cause such Affiliates to assign any right, title, or interest they may have to Renewal Rights, except as set forth in this Agreement.
(d)
UIM agrees to be bound by any covenant, duty or obligation applicable to the Seller under this Agreement to the extent such covenant, duty or obligation requires consent, cooperation or performance by UIM in order for Seller to comply with such covenant, duty or obligation. If any provision of this Agreement conflicts with any provision of that certain agreement, dated March 12, 1999, as amended from time to time, between Seller and the UIM, Seller and UIM hereby agree that the UIM Agreement shall be deemed to be waived to avoid any such conflict with the provisions of this Agreement.

SECTION 6.3 Regulatory Filings.

(a) Seller and Purchaser shall each use their respective commercially reasonable efforts, and shall cooperate fully (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement or any other Transaction Document to which it is a party and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party (each, a “Governmental Authorization”). In connection therewith, Seller and Purchaser shall make or cause to be made all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, shall provide such information and communications to Governmental Entities as

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such Governmental Entities may request, shall take all steps that are necessary, proper or advisable to avoid any Action by any Governmental Entity with respect to the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, shall defend or contest in good faith any Action by any third party (excluding any Governmental Entity) challenging this Agreement, any of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby, or that could otherwise prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated hereby or thereby, including by using commercially reasonable efforts to have vacated or reversed any stay or temporary restraining order entered with respect to the transactions contemplated by this Agreement or any other Transaction Document to which it is a party in connection with any Action brought by any third party (excluding any Governmental Entity). Each of Seller and Purchaser shall not take or cause to be taken any action that, to its Knowledge, would be reasonably likely to materially delay or impair the receipt of any such permits, orders or other consents from a Governmental Entity.

(xvii)
Without limiting the generality of the foregoing, within twenty (20) Business Days following the date hereof, each of Seller and Purchaser shall make all required filings and notifications set forth on Section 6.3 of the Seller Disclosure Schedule. Notwithstanding the foregoing, Seller shall only be required to file Withdrawal Plans in the Territory on or prior to June 1, 2022.
(xviii)
Subject to Applicable Laws relating to the sharing of information, each of the parties shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent, approval, waiver or authorization is required to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, waiver or authorization will not be obtained or that the receipt of any such consent, approval, waiver or authorization will be materially delayed or conditioned. Prior to the Closing, Seller and Purchaser shall not, and shall not permit any of their respective Representatives to participate in any live or telephonic meeting with any Governmental Entity in respect of any consent, approval, waiver or authorization or investigation or other inquiry (other than for routine or ministerial matters or a telephone call initiated by such Governmental Entity and not scheduled in advance) relating to the transactions contemplated by this Agreement and the other Transaction Documents, unless it consults with the other party in advance and, to the extent permitted by Applicable Law and by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting.
(xix)
Notwithstanding anything to the contrary in this Agreement, neither party nor any of their respective Affiliates shall be required to disclose pursuant to this Section 6.3 (i) any information that in the reasonable judgment of such party would result in the disclosure of any trade secrets of such party or Third Parties, (ii) any privileged information or confidential competitive information or (iii) any information to the other party or any of its Affiliates that in the reasonable judgment of such non-disclosing party would violate any of its contractual obligations with respect to confidentiality. Neither party shall be required to comply with any of

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the foregoing provisions of this Section 6.3(d) or Section 6.3(c) to the extent that such compliance would be prohibited by Applicable Law.

SECTION 6.4 No Provision of Services and Systems. Except in respect of the services provided by Seller in accordance with Article 17 of the Reinsurance Agreement and as provided in Section 6.11 below, Purchaser shall be solely responsible for obtaining, and shall use commercially reasonable efforts to obtain, at Purchaser’s sole cost and expense, any licenses, services and systems required to perform Purchaser’s obligations following the Closing in connection with the transactions contemplated by this Agreement.

SECTION 6.5 Reinsurance Agreements. Prior to the Closing Date, the parties shall cooperate and use commercially reasonable efforts to take all actions which the Reinsurance Agreement states that the parties shall take or shall have taken prior to the Closing Date. After the date hereof, Purchaser and Seller shall negotiate in good faith the terms and conditions for the reinsurance by Purchaser of all of Seller’s liabilities in respect of the Southeast Homeowners Lines from and after June 1, 2022 and shall use their commercially reasonable efforts to enter into a reinsurance agreement in respect thereof as promptly as practicable.

SECTION 6.6 Confidentiality.

(a)
The terms of the confidentiality agreement, dated November 21, 2021 (the “Confidentiality Agreement”), between the Seller and Purchaser are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time the confidentiality obligations under the Confidentiality Agreement shall terminate; provided, however, to the extent of any conflict between the provisions of the Confidentiality Agreement and the provisions of this Section 6.6, the provisions of this Section 6.6 shall govern. If, for any reason, the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.
(b)
Each of Seller, Seller Parent and UIM, on the one hand, and Purchaser, on the other hand (each, the “Receiving Party”), hereby covenants and agrees, each on behalf of itself and on behalf of their respective Affiliates, that from and after the Closing Date, the Receiving Party and its Affiliates will not disclose, give, sell, use or otherwise divulge any Confidential Information (defined below) of the other party (the “Disclosing Party”) or permit their respective Representatives to do the same, except that each Receiving Party may disclose such Confidential Information or portions thereof (i) if legally compelled to do so, (ii) to the extent necessary for the performance of such Receiving Party’s obligations under this Agreement or the other Transaction Documents, (iii) to the extent necessary for the enforcement of the rights of such Receiving Party and its Affiliates under this Agreement or the other Transaction Documents, (iv) to those of such Receiving Party’s Affiliates, and to their respective Representatives in each case who need to know such information for the foregoing purposes or (v) as required under any Applicable Law. If the Receiving Party or its Affiliates, or any of their respective Representatives become legally compelled to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 6.6. In the event that such protective order or other remedy is not

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obtained, or the Disclosing Party waives compliance with this Section 6.6, the Receiving Party or its Affiliates, as applicable, shall furnish only that portion of Confidential Information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that appropriate confidential treatment will be accorded the Confidential Information.

(xx)
The Receiving Party, on behalf of itself and on behalf of its Affiliates and their respective Representatives, acknowledges that a breach of its obligations under this Section 6.6 may result in irreparable injury to the Disclosing Party. In the event of the breach by the Receiving Party or any of its Affiliates or their respective Representatives of any of the terms and conditions of this Section 6.6 to be performed, the Disclosing Party shall be entitled to the remedies provided in Section 11.9.
(xxi)
For the purposes of this Agreement, “Confidential Information” means all information of any kind concerning the Disclosing Party or any of its Affiliates obtained directly or indirectly from the Disclosing Party or any of its Affiliates or Representatives in connection with the transactions contemplated by this Agreement and the other Transaction Documents, except information (i) ascertainable or obtained from public or published sources, (ii) received from a third party who is under no obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement or any other confidentiality or non-disclosure obligation of any Person), (iv) which was in the Receiving Party’s possession prior to disclosure thereof to the Receiving Party and which was not subject to any obligation to keep such information confidential; or (v) which is independently developed by the Receiving Party or its Affiliates without the use or benefit of any information that would otherwise be Confidential Information.

SECTION 6.7 Further Assurances. At any time after the Closing Date, each party shall or shall cause its Affiliates to promptly execute, acknowledge and deliver any assurances or documents reasonably requested by the other party and necessary for each party as to satisfy its obligations hereunder or to give effect to the provisions of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby.

SECTION 6.8 Public Announcement. The parties shall consult with each other before issuing any press release or other public statement or communication with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, and each party will accept reasonable comments it deems appropriate or desirable to any such release, statement or communication; provided, that the parties hereto may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make such public statement as may be required by Applicable Law or stock exchange rules. The parties shall cooperate in good faith to jointly develop all public communications.

SECTION 6.9 Employee Matters.

(a) No later than sixty (60) calendar days after the Closing, Purchaser or its Affiliate may offer employment to any Covered Employees that Purchaser or its Affiliate wishes to employ as of the Closing, and any such Covered Employees who accept those offers shall be

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transferred to Purchaser or its Affiliate as of a date to be mutually agreed between Seller, UIM and the Purchaser or Purchaser’s Affiliate (the “Employment Transfer Date”). Any other Covered Employees who do not receive an offer from Purchaser or do not accept an offer of employment as of the Employment Transfer Date shall not transfer to Purchaser (or its Affiliate) and shall remain employed by Seller, UIM or such other Affiliate of Seller as of the Employment Transfer Date, and Seller, UIM or such other Affiliate of Seller, as applicable, shall be responsible for all costs, including severance (if applicable) relating to those non-transferred Covered Employees.

(b) Nothing herein expressed or implied in this Section 6.9 shall confer upon any Covered Employee or legal representatives thereof, any rights or remedies, including, without limitation, right to employment or continued employment for any specified period, under or by reason of this Agreement. The parties hereto acknowledge and agree that all provisions contained in this Section 6.9 are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third-party beneficiary or other rights in any other Person, including any Covered Employee or any dependent or beneficiary thereof.

SECTION 6.10 New and Renewal Policies and Ancillary Coverage. To the extent Seller issues or renews Insurance Policies at the direction of Purchaser or as required by Applicable Law prior to the Policy Replacement Date, Seller agrees to issue federal flood insurance on substantially the same terms and conditions and at the substantially the same rates as it did immediately prior to the date of this Agreement and to facilitate the sale of ancillary insurance policies underwritten by other insurance companies not affiliated with Seller (“Ancillary Policies”) to Policyholders. All commissions and fees earned on the sale of Ancillary Policies by Seller prior to the Policy Replacement Date shall be retained by Seller.

SECTION 6.11 Administration. Seller shall continue to administer the Insurance Policies, including billing, collection, claims adjustment and other Policyholder services until a Purchaser Replacement Stub Policy is issued in replacement for such Insurance Policy. Purchaser shall be responsible for the administration of all Purchaser Replacement Stub Policies and all Purchaser Replacement Policies, including billing, collection, claims adjustment and other Policyholder services.

ARTICLE VII.

RENEWAL RIGHTS

SECTION 7.1 General.

(a) The parties hereto agree that the purpose of this Agreement is to transfer the Renewal Rights to the Purchaser and to effectuate the issuance or renewal by Purchaser or its Affiliate of Insurance Policies as promptly following the Closing Date as is reasonably practicable, subject in all cases to Applicable Law and the terms of this Agreement and the other Transaction Documents. Purchaser will be entitled to assign portions of the Renewal Rights to an Affiliate.

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(b)
The parties hereto intend that (i) to the extent a Purchaser Replacement Stub Policy is permitted by Applicable Law, Seller Parent shall, and shall cause Seller and UIM to, cancel or otherwise cease renewing Insurance Policies effective as of the Policy Replacement Date, and Purchaser or its Affiliate will issue Purchaser Replacement Stub Policies for such Insurance Policies, and (ii) in all other cases to the extent permitted by Applicable Law, Seller Parent shall, and shall cause Seller and UIM to cease renewing Insurance Policies no later than the applicable Non-Renewal Date of each Insurance Policy, and Purchaser or its Affiliate will offer to issue a Purchaser Replacement Policy for such Insurance Policies no later than the applicable Non-Renewal Date of each such Insurance Policy.
(c)
The parties hereto agree to cooperate and consult in good faith with one another to the extent necessary or desirable to effectuate the foregoing.

SECTION 7.2 Withdrawal Plan.

(a)
Notwithstanding anything to the contrary in this Agreement, each of Seller Parent, Seller, UIM and Purchaser shall, as soon as reasonably practicable following the date of this Agreement, consult and reasonably cooperate and collaborate with one another in connection with the implementation of a withdrawal plan (the “Withdrawal Plan”) to obtain any approvals or non-disapprovals from Governmental Entities set forth on Section 7.2 of the Seller Disclosure Schedule in order to achieve the successful and prompt withdrawal of Seller from the Southeast Homeowners Lines in the Territory, and in a manner designed to minimize any disruption to the conduct of the Southeast Homeowners Lines by the parties and any delay or impairment in the ability of the parties to consummate the transactions contemplated under this Agreement and the other Transaction Documents. Seller shall file the Withdrawal Plan with the Governmental Entities set forth on Section 7.2 of the Seller Disclosure Schedule no later than June 1, 2022. The terms and conditions of Section 6.3(c) and Section 6.3(d) hereof shall apply to this Section 7.2.
(b)
For the avoidance of doubt, the parties acknowledge and agree that each shall (i) in the first instance, use their commercially reasonable efforts to obtain the approval of each applicable Governmental Entity to allow Seller to cancel or otherwise cease renewing Insurance Policies and for Purchaser or its Affiliate to issue Purchaser Replacement Stub Policies as contemplated by Section 7.1(b)(i) and (ii) to the extent that a Governmental Entity disapproves or it becomes reasonably likely that a Governmental Entity will disapprove or otherwise not approve the use of Purchaser Replacement Stub Policies as contemplated by Section 7.1(b)(i), then the parties shall use their commercially reasonable efforts to implement the Withdrawal Plan to allow Seller to cease renewing Insurance Policies no later than the applicable Non-Renewal Date of each Insurance Policy, and Purchaser or its Affiliate to offer to issue a Purchaser Replacement Policy (excluding Purchaser Replacement Stub Policies) as contemplated by Section 7.1(b)(ii).

SECTION 7.3 Information Concerning the Insurance Policies.

(a) Seller Parent, Seller and UIM shall provide Purchaser no more than one (1) Business Day prior to the Closing Date (i) a list, which is true and complete in all material respects, of the Insurance Policies that are either (x) in force on such date or (y) lapsed as of such

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date but subject to reinstatement, as well as (ii) a list of all still in-force policies that were not renewed during the 90 days preceding such date but that would have been Insurance Policies had they been in effect on the Closing Date. In addition, on the Closing Date subject to Applicable Law, Seller Parent, Seller and UIM will deliver to Purchaser via electronic media substantially all of Seller Parent’s, Seller’s and UIM’s data and information in their possession that has been collected or produced by them primarily in connection with Insurance Policies since January 1, 2016, including, without limitation, data and information primarily relating to claims, policyholder applications, underwriting, policy administration and property inspections with respect to the Insurance Policies.

(xxii)
Subject to Applicable Law and the Seller Privacy Policies, Seller Parent, Seller and UIM shall furnish any additional information as may be reasonably requested by Purchaser to exercise its Renewal Rights, including claims files that are complete in all material respects, the name and address of the policyholder, the policy number, the coverage provided by the policy, the total premium for the policy, the amount of premium paid by the policyholder, the amount of unpaid premium, the terms of any payment plan applicable to the policy, the amount of unearned premium reserves attributed to the policy, and name and contact information for the policyholder’s agent of record.
(xxiii)
In cooperation with Purchaser, each of Seller Parent, Seller and UIM shall use commercially reasonable efforts to ensure that the reinsurers, reinsurance intermediaries and other Persons relating to the Insurance Policies are notified concerning the transactions contemplated hereby to the extent reasonably requested by the Purchaser to facilitate the Purchaser’s exercise of the Renewal Rights.
(xxiv)
Purchaser shall not, and will not permit any of its Affiliates or any of their respective Representatives, to use any of the information referred to in this Section 7.3, including any information relating to Policyholders, Producers, and/or the Insurance Policies, in a manner that would (i) cause Seller Parent, Seller or UIM or their Affiliates to be in breach of any Contract with any Person or Applicable Law, and (ii) be in violation of any Applicable Law including any applicable state or federal privacy laws. Except as expressly set forth in Article III of this Agreement, Seller Parent, Seller and UIM shall have no Liability for the accuracy of the data provided to Purchaser under this Section 7.3.
(xxv)
Nothing herein shall require Seller Parent, Seller or UIM or their Affiliates to disclose any information to Purchaser, its Affiliates or any of their respective Representatives if such information is not primarily related to the Insurance Policies or to the extent any such information related to the Insurance Policies cannot in the exercise of good faith by Seller Parent, Seller and UIM and their Affiliates be segregated or separated, without material cost or effort, from information that they believe in good faith is not permitted to be disclosed or transferred to Purchaser or its Affiliates pursuant to applicable Law or that would otherwise reveal sensitive competitive information concerning the business of Seller Parent, Seller and UIM and hteir Affiliates (other than the Insurance Policies).

SECTION 7.4 Non-Renewals.

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(a)
As soon as practicable following the Closing Date and in any event no later than (i) to the extent the applicable Governmental Entity with jurisdiction over Insurance Policies issued or written within the Territory has approved the cancellation of an Insurance Policy and issuance of a Purchaser Replacement Stub Policy prior to the first renewal date of such Insurance Policy, as soon as practicable following the approval of such Governmental Entity or such other date as mutually agreed by the parties, (ii) to the extent the applicable Governmental Entity with jurisdiction over Insurance Policies issued or written within the Territory, the first renewal date of each Insurance Policy occurring after the Closing Date or (iii) with respect to such Insurance Policies as remain in effect with Seller subsequent to such renewal date on account of any Permitted Exception, the next such policy renewal date or, if that is not permitted on account of a Permitted Exception, the earliest following policy renewal date on which the Insurance Policy may be non-renewed in accordance with Applicable Law and the terms of this Agreement and the other Transaction Documents (as applicable, the “Non-Renewal Date”), Seller, Seller Parent, UIM and Purchaser shall cooperate, as permitted or required by Applicable Law, to send to each Policyholder selected by the Purchaser a written notice, the forms of which shall be agreed among the parties, notifying such Policyholder of the non-renewal or cancellation of such Insurance Policy by Seller. The parties shall cooperate, as permitted or required by Applicable Law, to send a copy of such non-renewal or cancellation notice to the Producer of such Insurance Policy and, subject to Applicable Law, shall also send a notice, the forms of which shall be agreed among the parties following the date hereof, to such Producer, informing such Producer of the availability of replacement insurance from Purchaser or its Affiliate and encouraging such Producer to place such insurance with Purchaser or its Affiliate. For the avoidance of doubt, Seller, Seller Parent or UIM will produce and send the notices contemplated by this Section 7.4(a) at its own expense, and all postage costs and other expenses relating to the delivery of such notices shall be borne by Seller, Seller Parent or UIM.
(b)
Notwithstanding anything in this Agreement to the contrary: (i) except to the extent required by Applicable Law, in no event shall Seller be obligated under this Agreement to renew any Insurance Policy subsequent to the applicable Non-Renewal Date, or to send any notices to Policyholders or their appointed Producers or otherwise attempt to encourage Policyholders to obtain coverage with Purchaser after such date; and (ii) with respect to Insurance Policies covering risks located in a Territory in which approvals or non-disapprovals from Governmental Entities set forth on Section 7.2 of the Seller Disclosure Schedule are received, Seller shall renew or non-renew, as the case may be, such Insurance Policies in accordance with Applicable Law.

SECTION 7.5 Purchaser Replacement Policies. In connection with the transfer hereunder of the Renewal Rights to Purchaser, Purchaser agrees, from and after the Closing Date, that:

(a) Purchaser or its Affiliate shall quote, write and issue, and/or cause to be quoted, written or issued, the Purchaser Replacement Policies to every Policyholder, as provided herein, and effect the orderly transition of the Insurance Policies to Purchaser Replacement Policies on (i) with respect to Purchaser Replacement Stub Policies, approved or authorized policy forms and rates of Purchaser or its Affiliate that reflect substantially the same terms, forms, coverages and rates as those applicable to the Insurance Policies as of the Closing Date and (ii) with respect to other Purchaser Replacement Policies, approved or authorized policy

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forms and rates of Purchaser or its Affiliate in each case subject to exceptions for material misstatement, nonpayment of premium, substantial change in the risk or fraud, in each case in accordance with Applicable Law, the Withdrawal Plan and the terms of the Insurance Policies, this Agreement and the other Transaction Documents.

(xxvi)
Purchaser and its Affiliate (as applicable) shall use commercially reasonable efforts to possess, secure, and maintain, in full force and effect, (i) all material licenses, authorizations and permits, and (ii) all approved insurance forms and rates, in both the case of (x) and (y), necessary for Purchaser or its Affiliate as applicable to write, issue, renew and service the Purchaser Replacement Policies, as contemplated herein, in each jurisdiction in the Territory in which Purchaser or its Affiliate is required by Applicable Law to possess such license, authorization, permit, forms and rates in order to write, issue, renew and service the Purchaser Replacement Policies, as provided herein.
(xxvii)
Promptly after the issuance of a Purchaser Replacement Policy by the Purchaser or its Affiliates, the Seller will pay to the Purchaser or its Affiliates the unearned premium, less the unearned agent commission attributable to the Insurance Policy canceled and replaced by such Purchaser Replacement Policy, and following such payment the Seller shall have no liability for any return premium or agent commission obligation due to or from the Producer of such Insurance Policy. It is the intent of the parties to make the replacement policy process seamless to the policyholder and the agent by having the Seller transfer to the Purchaser or its Affiliates the rights and obligations with respect to return premium and agent commission payments typically due to or from a Producer in partial consideration for the Renewal Rights and the issuance of a Purchaser Replacement Policy, including a Purchaser Replacement Stub Policy. This Section 7.5(c) shall not be applicable with respect to any Insurance Policy that is cancelled or non-renewed with no Purchaser Replacement Policy issued in respect thereof.

SECTION 7.6 No Representations on Market Reaction. Notwithstanding anything contained herein to the contrary, Purchaser acknowledges and agrees that, except as expressly set forth in Article III hereof, no representation or warranty (express or implied) or covenant, or except as expressly set forth in Article IX hereof, no indemnity, is made herein, or has been made, by Seller, Seller Parent or UIM or their Affiliates, or their Representatives, that, regardless of whether the public becomes aware of the proposed transactions contemplated by this Agreement prior to, on or after the Closing Date:

(a)
any Producer, Policyholder, customer, client, or vendor relationships of Seller, Seller Parent or UIM or any of their Affiliates, or any other business relationships of Seller, Seller Parent or UIM or any of their Affiliates or other service providers, will or are likely to continue to do business with Purchaser and/or its Affiliates in the same manner as such business has been conducted historically with Seller, Seller Parent and UIM and their Affiliates, whether as a result of the transactions contemplated by this Agreement or otherwise;
(b)
the general reaction in the marketplace of third parties (including Producers, Policyholders, customers, clients and business prospects) to the sale of the Renewal Rights to Purchaser hereunder will be favorable; and

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(c) any Covered Employee will accept or continue in employment with

Purchaser or its Affiliates at or after the Employment Transfer Date.

SECTION 7.7 No Infringement of Producer Rights. Notwithstanding anything contained herein to the contrary, Purchaser acknowledges and agrees that neither Seller, Seller Parent nor UIM nor any of their Affiliates has the power or ability to require any Policyholder or Producer to renew, cancel or rewrite any Insurance Policy(ies) or offer to renew, cancel or rewrite any Insurance Policy(ies) with Purchaser or its Affiliates upon expiration or otherwise or to cause any Producer to place or offer to place any Purchaser Replacement Policies with Purchaser or its Affiliates. Nothing contained in this Agreement shall impair any rights that the Producers have to renewal rights or expirations with respect to the Insurance Policies or the Purchaser Replacement Policies by Applicable Law or contract.

SECTION 7.8 No Limitations on Seller Parties’ Operations. Nothing in this Agreement shall limit in any way Seller’s, Seller Parent’s, UIM’s and/or their Affiliates’ ability to reinsure, merge, sell, acquire, consolidate, restructure, or reorganize, or take any actions similar to or in furtherance of the foregoing.

SECTION 7.9 Noncompetition. For a period from the Closing Date to July 1, 2025, each of Seller, Seller Parent, and UIM on behalf of itself and each of its controlled subsidiaries (each, a “Restricted Person”), shall not, directly or indirectly, including without limitation through a joint venture, participation as a shareholder, as an owner of equity interest in any Person, or by contract with or management of any person, engage in marketing, selling, writing, renewing, or servicing (other than the servicing of those Insurance Policies existing as of the Closing Date or renewals of such Insurance Policies required by Applicable Law or as otherwise provided by the Transaction Documents) any insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance in the Southeast Homeowners Lines. A “Restricted Person” shall not include any Person once such Person is no longer a controlled subsidiary of Seller, Seller Parent or UIM. For the avoidance of doubt, nothing contained in this Section 7.9 shall be construed to restrict: (i) Seller Parent’s, Seller’s, UIM’s or their Affiliates’ commercial lines business within the Territory either in the present or in the future; (ii) Seller, Seller Parent, UIM and/or their Affiliates from owning (in the aggregate), either in the present or in the future, less than twenty percent (20%) of a Person which, either in the present or in the future, writes, renews, or services any insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance in the Southeast Homeowners Lines; provided that such Person shall not be permitted to sell, market or service any such insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance in the Southeast Homeowners Lines in the name of Seller Parent, Seller, UIM or their current or future Affiliates; and provided further that none of Seller Parent, Seller, UIM or their current or future Affiliates perform marketing, sales or servicing on behalf of such Person; or (iii) Seller, Seller Parent, UIM and/or their Affiliates from seeking and obtaining excess and surplus lines authority to write, renew, or service any insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance in any line of business, other than the Southeast Homeowners Lines.

SECTION 7.10 Audit and Inspection Rights. Seller, Seller Parent, UIM and their Affiliates or their authorized Representatives shall have access to the books and records of Purchaser on matters relating to the Replacement Insurance Policies and Purchaser Replacement

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Premium upon reasonable advance written notice to Purchaser and at reasonable times during the regular business hours of Purchaser, at the location where such books and records are maintained in the ordinary course of business, for the purpose of obtaining information concerning this Agreement or the subject matter thereof. Likewise Purchaser, its Affiliates and Representatives shall have access to the books and records of Seller, Seller Parent and UIM upon reasonable advance written notice to such party and at reasonable times during the regular business hours of such party, at the location where such books and records are maintained in the ordinary course of business, for the purpose of, subject to Section 7.3(e), obtaining information concerning this Agreement or the subject matter thereof. With respect to the audit and inspection rights hereunder granted to Seller, Seller Parent, UIM and Purchaser, as applicable, such access shall not unreasonably interfere with the conduct of business of the other party, and be given in a manner to ensure the health and safety of any employee of such party in light of any Contagion Event or applicable Contagion Event Measures (provided, further, that Seller, Seller Parent, UIM and Purchaser, as applicable, shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not jeopardize such health and safety). It is understood that reasonable advance written notice shall not be less than five (5) business days. Seller, Seller Parent, UIM and Purchaser and their Affiliates or their authorized Representatives may make copies of records related to this Agreement, but at their sole expense. The audit and inspection rights provided by this Section 7.10 will expire January 1, 2024.

ARTICLE VIII.

CONDITIONS PRECEDENT

SECTION 8.1 Conditions to Seller Parties’ Obligations. The obligations of Seller, Seller Parent and UIM to consummate the transactions contemplated hereby and the other actions to be taken by Seller, Seller Parent or UIM at the Closing are subject to the satisfaction or waiver by Seller, Seller Parent and UIM, on or prior to the Closing Date, of the following conditions:

(a)
All Governmental Authorizations required in connection with the transactions contemplated hereby set forth in Section 6.3 of the Seller Disclosure Schedule, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Applicable Law shall have expired or been terminated.
(b)
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of any transaction contemplated hereby or by any other Transaction Document shall be in effect; provided, however, that the party invoking this condition shall have used commercially reasonable efforts to have any such order or injunction vacated.
(c)
No Action brought by any Governmental Entity shall be pending before any Governmental Entity that has the effect, or would be reasonably likely to have the effect if determined adversely, of preventing the consummation of any transaction contemplated hereby or by the other Transaction Documents; and no Action brought by any third party that is reasonably likely to result in one of the foregoing effects shall be pending before any Governmental Entity.

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(d)
Purchaser shall have delivered or caused to be delivered each of the documents required to be delivered by it pursuant to Section 2.3(b).
(e)
All third-party consents, waivers or approvals set forth on Section 3.4(a) of the Seller Disclosure Schedule shall have been obtained or made and shall be in full force and effect.
(f)
(i) All of the representations and warranties that Purchaser has made in Sections 4.1, 4.2 and 4.8 (the “Purchaser Fundamental Representations”) shall be true and correct in all respects and (ii) all of the other representations and warranties that Purchaser has made in Article IV shall be true and correct in all material respects (without regard to any qualifications or references to “Purchaser Material Adverse Effect”, “material” or any other materiality qualifications or references contained in any specific representation or warranty), in each case, as of the date hereof and at and as of the Closing Date (other than any representation or warranty expressly made as of another date, which representation or warranty shall have been true and correct as of such date).
(g)
Purchaser shall have performed and complied in all material respects with all agreements, obligations, undertakings and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.
(h)
Seller shall have received the Upfront Renewal Rights Commission on the Initial Payment Date.

SECTION 8.2 Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the transactions contemplated hereby and the other actions to be taken by Purchaser at the Closing are subject to the satisfaction or waiver by Purchaser, on or prior to the Closing Date, of the following conditions:

(a)
All Governmental Authorizations required in connection with the transactions contemplated hereby set forth in Section 6.3 of the Seller Disclosure Schedule, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Applicable Law shall have expired or been terminated.
(b)
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of any transaction contemplated hereby or by any other Transaction Document shall be in effect; provided, however, that the party invoking this condition shall have used commercially reasonable efforts to have any such order or injunction vacated.
(c)
No Action brought by any Governmental Entity shall be pending before any Governmental Entity that has the effect, or would be reasonably likely to have the effect if determined adversely, of preventing the consummation of any transaction contemplated hereby or by the other Transaction Documents; and no Action brought by any third party that is reasonably likely to result in one of the foregoing effects shall be pending before any Governmental Entity.

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(d)
Seller shall have delivered or caused to be delivered each of the documents required to be delivered by it pursuant to Section 2.3(a).
(e)
(i) All of the representations and warranties that each of Seller, Seller Parent and UIM, as applicable, has made in Sections 3.1, 3.2 and 3.13 (the “Seller Fundamental Representations”) shall be true and correct in all respects and (ii) all of the other representations and warranties that each of Seller, Seller Parent and UIM, as applicable, has made in Article III shall be true and correct in all material respects (without regard to any qualifications or references to “Material Adverse Effect”, “material” or any other materiality qualifications or references contained in any specific representation or warranty), in each case, as of the date hereof and at and as of the Closing Date (other than any representation or warranty expressly made as of another date, which representation or warranty shall have been true and correct as of such date).
(f)
Each of Seller, Seller Parent and UIM, as applicable, shall have performed and complied in all material respects with all agreements, obligations, undertakings and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

ARTICLE IX.

INDEMNIFICATION

SECTION 9.1 Indemnification of Purchaser by Seller Parties. Each of Seller, Seller Parent and UIM shall, jointly and severally, indemnify, defend and hold harmless Purchaser and its Affiliates, and its respective officers, directors and employees (the “Purchaser Indemnified Parties”) from and against, and pay and reimburse the Purchaser Indemnified Parties for, all Losses imposed on, sustained, incurred or suffered by, or asserted against, the Purchaser Indemnified Parties to the extent such Losses arise out of:

(a)
any breach of any representation or warranty made by Seller, Seller Parent or UIM in Article III of this Agreement (without regard to any qualifications or references to “Material Adverse Effect”, “material” or any other materiality qualifications or references contained in any specific representation or warranty);
(b)
any breach or nonfulfillment by Seller, Seller Parent or UIM of, or any failure by Seller, Seller Parent or UIM to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement; and
(c)
any liabilities under Insurance Policies arising prior to the Effective Date of this Agreement and the Reinsurance Agreement.

SECTION 9.2 Indemnification of Seller Parties’ by Purchaser . Purchaser shall indemnify, defend and hold harmless Seller, Seller Parent, UIM and their Affiliates, and their respective officers, directors and employees (the “Seller Indemnified Parties”) from and against, and pay and reimburse the Seller Indemnified Parties for, all Losses imposed on, sustained or incurred or suffered by, or asserted against, the Seller Indemnified Parties to the extent such Losses arise out of:

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(a)
any breach of any representation or warranty made by Purchaser in Article IV of this Agreement (without regard to any qualifications or references to “Purchaser Material Adverse Effect”, “material” or any other materiality qualifications or references contained in any specific representation or warranty);
(b)
any breach or nonfulfillment by Purchaser of, or any failure by Purchaser to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement; and
(c)
any liabilities under Insurance Policies arising after the issuance of a Purchaser Replacement Policy.

SECTION 9.3 Indemnification Procedures.

(a)
Any Purchaser Indemnified Party or Seller Indemnified Party who may be entitled to be indemnified and held harmless under Section 9.1 or Section 9.2 (the “Indemnified Party”), shall promptly notify the party obligated to indemnify such Indemnified Party (the “Indemnifying Party”) in writing of any pending or threatened claim, demand or allegation by a third party that the Indemnified Party has determined has given or could reasonably give rise to such a right under this Agreement (including a pending or threatened claim, demand or allegation asserted by a third party against the Indemnified Party, such claim, demand or allegation, a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand and the specific allegations thereof; provided, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is prejudiced by such failure. Following delivery of a notice of a Third-Party Claim, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within two (2) Business Days) after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third-Party Claim.
(b)
Following receipt of a notice of a Third-Party Claim from the Indemnified Party pursuant to Section 9.3(a), the Indemnifying Party may assume the defense and control of such Third-Party Claim by delivery of written notice to the Indemnified Party. The assumption of the defense by the Indemnifying Party of any Third-Party Claim shall not require the Indemnifying Party to agree to be liable for any Losses in respect of such Third-Party Claim and shall be without prejudice to any rights or defenses of the Indemnifying Party in respect of whether the Indemnified Party is entitled to indemnification under this Article IX for any particular Loss or Losses.
(c)
If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense, and the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnified Party shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third-Party Claim. The Indemnifying Party shall be

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authorized to consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, with the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed); provided, that the Indemnifying Party may consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, without the prior written consent of the Indemnified Party if (i) such settlement provides only for the payment of monetary damages (and does not impose any injunctive relief or otherwise impose any conditions or restrictions on the Indemnified Party or its Affiliates) and does not involve any finding or admission of any violation of Law on the part of the Indemnified Party or its Affiliates, (ii) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement and (iii) the Indemnifying Party obtains, as a condition of any settlement or other resolution, a complete and unconditional release of the Indemnified Party and its Affiliates from any and all liability in respect of such Third-Party Claim.

(d) The Indemnifying Party shall not have any liability under this Article IX for any Losses arising out of or in connection with any Third-Party Claim that is settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party.

SECTION 9.4 Certain Limitations. No Indemnifying Party shall be obligated to indemnify and hold harmless its respective Indemnified Party under Section 9.1(a) or Section 9.2(a) (other than in respect of any Seller Fundamental Representations or Purchaser Fundamental Representations) (a) in respect of any Loss incurred or suffered by any Indemnified Party that is not a Qualifying Loss and (b) unless and until the aggregate amount of all Qualifying Losses of the Indemnified Parties under Section 9.1(a) or Section 9.2(a), as the case may be, exceeds $100,000 (the “Deductible”), at which point such Indemnifying Party shall be liable to its respective Indemnified Parties for the full amount of Qualifying Losses in excess of the Deductible, under Section 9.1(a) or Section 9.2(a), as the case may be, subject to the limitations set forth in this Article IX. The maximum aggregate liability of Seller, Seller Parent and UIM, on the one hand, and Purchaser on the other hand, to their respective Indemnified Parties for any and all Losses under Section 9.1(a), in the case of Seller, Seller Parent and UIM, or Section 9.2(a), in the case of Purchaser, shall be $1,000,000.

SECTION 9.5 Exclusive Remedy. Following the Closing, and except as otherwise provided in Section 11.9, the indemnification provisions of Article IX and as otherwise provided in the other Transaction Documents shall be the sole and exclusive remedies of the Indemnified Party for any claim related to the transactions contemplated by this Agreement.

SECTION 9.6 Additional Indemnification Provisions.

(a)
With respect to each indemnification obligation in this Article IX, all Losses shall be net of any related Eligible Insurance Proceeds (as defined below).
(b)
In any case where the Indemnified Party or its Affiliates recovers from a third party any amount in respect of any Loss paid by the Indemnifying Party pursuant to this Article IX, the Indemnified Party shall promptly pay over to the Indemnifying Party the amount

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so recovered (after deducting therefrom the amount of reasonable costs incurred by it or its Affiliates in procuring such recovery, which costs shall not exceed the amount so recovered) but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such Loss.

(xxviii)
If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article IX could be recovered from a third party not affiliated with the Indemnified Party based on the underlying claim or demand asserted against the Indemnifying Party, then the Indemnified Party shall promptly give notice thereof to the Indemnifying Party and, upon the request of the Indemnifying Party, shall use commercially reasonable efforts to collect the maximum amount recoverable from such third party, in which event the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs and expenses incurred in connection with such collection (which costs and expenses of collection shall not exceed the amount recoverable from such third party). If any portion of Losses actually paid by the Indemnifying Party pursuant to this Article IX could have been recovered from a third party not affiliated with the Indemnified Party based on the underlying claim or demand asserted against the Indemnifying Party, then the Indemnified Party shall transfer, to the extent transferable, such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party any amount actually paid by the Indemnifying Party pursuant to this Article IX.
(xxix)
If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article IX may be covered, in whole or in part, by third-party insurance coverage, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party; provided, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall, and shall cause its Affiliates to, use commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, and all such proceeds actually collected in respect of any Loss (net of (i) the amount of reasonable costs incurred by the Indemnified Party or its Affiliates in collecting such proceeds and (ii) the present value of any increase in insurance premiums or other charges paid or reasonably expected to be paid by the Indemnified Party or its Affiliates arising out of such Loss) shall be considered “Eligible Insurance Proceeds.”
(xxx)
The Indemnifying Party shall not be liable under this Article IX in respect of any Loss which is contingent unless and until such contingent Loss becomes an actual liability and is due and payable.
(xxxi)
The Indemnified Party shall, and shall cause its Affiliates to, procure that all commercially reasonable steps are taken, and all commercially reasonable assistance is given to avoid or mitigate any Losses, which in the absence of mitigation might give rise to or increase a Loss in respect of any claim under this Article IX. In the event the Indemnified Party or its Affiliates fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that could reasonably have been avoided had the Indemnified Party or its Affiliates made such efforts.

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(g)
The parties hereto acknowledge and agree that the same Loss may be subject to indemnification under more than one subsection of Section 9.1(a) or Section 9.2(a), respectively; provided, however, that in no event shall the Seller Indemnified Parties, on the one hand, or the Purchaser Indemnified Parties, on the other hand, be entitled to duplicative recoveries for the same underlying Loss; and, provided, further, that there shall be no indemnification pursuant to Section 9.1 or Section 9.2 with respect to any Losses which are expressly subject to indemnification under any of the other Transaction Documents, the sole remedy for which shall be as set forth in such other Transaction Documents.
(h)
If, prior to the Closing, Purchaser has knowledge of any breach by any of Seller, Seller Parent or UIM, as applicable, of any representation, warranty, covenant or agreement contained in this Agreement, Purchaser shall be deemed to have waived such breach, and Purchaser and the other Purchaser Indemnified Parties shall not be entitled to indemnification pursuant to Section 9.1 to sue for Losses or to assert any other right or remedy arising from any matters relating to such breach, notwithstanding anything to the contrary contained herein.

SECTION 9.7 Tax Treatment of Indemnity Payments. Seller and Purchaser agree to report each indemnification payment made in respect of a Loss as an adjustment to the Renewal Rights Commission for federal income Tax purposes unless otherwise required by Law.

SECTION 9.8 Survival.

(a)
The representations and warranties of Seller, Seller Parent, UIM and Purchaser contained in this Agreement shall survive the Closing solely for purposes of this Article IX and shall terminate and expire on the twelve (12) month anniversary of the Closing Date; provided, that the Seller Fundamental Representations and the Purchaser Fundamental Representations shall survive indefinitely, or until the latest date permitted by Applicable Law. Any claim for indemnification in respect of any representation or warranty that is not asserted by notice given as required herein prior to the expiration of the specified period of survival shall not be valid, and any right to indemnification is hereby irrevocably waived after the expiration of such period of survival. Any claim properly made for a Loss in respect of such a breach asserted within such period of survival as herein provided will be timely made for purposes hereof.
(b)
To the extent that it is to be performed after the Closing, each covenant in this Agreement will survive and remain in effect in accordance with its terms plus a period of six (6) months thereafter, after which no claim for indemnification with respect thereto may be brought hereunder. All covenants in this Agreement that by their terms are required to be fully performed prior to the Closing will not survive the Closing, after which time no claim for indemnification with respect thereto may be brought hereunder.

ARTICLE X.

TERMINATION PRIOR TO CLOSING

SECTION 10.1 Termination of Agreement.

(a) This Agreement may be terminated prior to the Closing:

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(i)
by the written agreement of each of the parties hereto;
(ii)
by any party hereto in writing, if there shall be any order, injunction or decree of any Governmental Entity that prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and non-appealable with respect to such party; provided, that the party seeking to terminate this Agreement pursuant to this Section 10.1(a)(ii) shall have performed in all material respects its obligations under this Agreement;
(iii)
by any party hereto in writing, if a breach of any provision of this Agreement that has been committed by the other party would cause the failure of any mutual condition to the Closing or any condition to the Closing for the benefit of the non-breaching party and such breach is not capable of being cured or is not cured within thirty (30) calendar days after the breaching party receives written notice from the non-breaching party that the non-breaching party intends to terminate this Agreement pursuant to this Section 10.1(a)(iii); or
(iv)
by any of the parties hereto on or after the Cut-Off Date.

(b) If this Agreement is terminated pursuant to this Section 10.1, this Agreement shall become null and void and of no further force and effect without liability of either party (or any Representative of such party) to the other party to this Agreement, except for (i) the provisions of this Article X, Article XI and Section 6.6, and (ii) rights and obligations arising from any fraud or intentional breach by a party of its obligations under this Agreement prior to such termination.

ARTICLE XI.

GENERAL PROVISIONS

SECTION 11.1 Fees and Expenses. Whether or not the Closing is consummated, each party hereto shall, except as otherwise provided in this Agreement, pay its own Transaction Expenses incident to preparing for, entering into and carrying out this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

SECTION 11.2 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by e-mail; provided, that the e-mail is promptly confirmed, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person. Any such notice shall be deemed given when so delivered personally by courier or by overnight delivery service or sent by e-mail (and immediately after transmission, receipt of which has been confirmed by telephone by the sender) or, if mailed, four (4) Business Days after the mailing as follows:

(a) if to Seller, Seller Parent or UIM:

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United Insurance Holdings Corp.
800 2nd Avenue S.

St. Petersburg, Florida 33701
Telephone: (727) 471-1479

E-mail: badler@upcinsurance.com

Attn: Brooke Adler

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue

New York, New York 10022
Telephone: (212) 909 6870

(212) 909-7235

Email: etjuergens@debevoise.com

dgrosgold@debevoise.com

Attn: Eric T. Juergens

David Grosgold

(b) if to Purchaser:

Homeowners Choice Property & Casualty Insurance

Company, Inc.

5300 West Cypress Street

Suite 100

Tampa, FL 33607

Telephone: (727) 560-4207

E-mail: kcoleman@HCIgroup.com

Attn: Karin Coleman, President

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 North Tampa Street

Suite 2700

Tampa, FL 33602

Telephone: (813) 225-4122

E-mail: ccreely@foley.com

Attn: Curt Creely, Esq.

SECTION 11.3 Amendment; Waivers, Etc. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any

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of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 11.4 Entire Agreement; Third-Party Beneficiaries. This Agreement and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all prior agreements and understandings, oral or written, with respect to such matters. Except as provided in Article IX, this Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing expressed or implied in this Agreement is intended to or shall confer any rights, remedies, obligations or liabilities upon any Person other than the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 11.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be assigned or delegated, in whole or in part, by any of the parties without the prior written consent of the other parties, and any attempted or purported assignment or delegation in violation of this Section 11.5 shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 11.6 Governing Law; Jurisdiction; Enforcement.

(a)
This Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to any principles of conflicts of laws principles of such State that would provide for the application of the laws of any other jurisdiction.
(b)
Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Middle District of Florida, Tampa Division, and of any Florida state court sitting in Hillsborough County, for purposes of all legal proceedings arising out of or relating to this Agreement and the other Transaction Documents, or the transactions contemplated by this Agreement and the other Transaction Documents, or for recognition and enforcement of any judgment in respect thereof. In any such action, suit or other proceeding, each party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party also agrees that any final and unappealable judgment against a party in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the

1007429509v4

fact and amount of such award or judgment. Each party agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 11.2, constitutes good, proper and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

SECTION 11.7 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Entity of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

SECTION 11.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 11.6(b) in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

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SECTION 11.10 Reserves. Notwithstanding anything to the contrary in this Agreement, neither Seller, Seller Parent nor UIM nor any of their Affiliates makes any representation or warranty with respect to, and nothing contained in this Agreement, the other Transaction Documents, or in any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby, is intended or shall be construed to be a representation or warranty (express or implied) of Seller, Seller Parent or UIM or any of their Affiliates, for any purpose of this Agreement, the other Transaction Documents or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby, with respect to (a) the adequacy or sufficiency of the Reserves, (b) the future profitability of the Southeast Homeowners Lines, (c) the effect of the adequacy or sufficiency of the Reserves on any “line item” or asset, Liability or equity amount or (d) that reinsurance recoverables taken into account in determining the amount of such Reserves will be collectible.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers, all on the date first written above.

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY

By:

Name: B. Bradford Martz Title: Chief Financial Officer Date: December 30, 2021

UNITED INSURANCE HOLDINGS CORP.

By:

Name: B. Bradford Martz

Title: President

Date: December 30, 2021

UNITED INSURANCE MANAGEMENT, L.C.

By:

Name: B. Bradford Martz Title: Chief Financial Officer Date: December 30, 2021

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

By:

Name: Karin Coleman

Title: President

Date: December 30, 2021

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers, all on the date first written above.

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY

By:

Name: B. Bradford Martz Title: Chief Financial Officer Date: December 30, 2021

UNITED INSURANCE HOLDINGS CORP.

By:

Name: B. Bradford Martz

Title: President

Date: December 30, 2021

UNITED INSURANCE MANAGEMENT, L.C.

By:

Name: B. Bradford Martz Title: Chief Financial Officer Date: December 30, 2021

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

By:

Name: Karin Coleman

Title: President

Date: December 30, 2021

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Exhibit A

Form of Reinsurance Agreement

1007429509v4

PROPERTY QUOTA SHARE REINSURANCE CONTRACT

issued to

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St. Petersburg, Florida

Effective: December 31, 2021

1 of 23

PROPERTY QUOTA SHARE REINSURANCE CONTRACT TABLE OF CONTENTS

Article	Preamble	Page
			3
1	Business Covered	3
2	Retention and Limit	3
3	Term	4
4	Special Termination	4
5	Territory	5
6	Exclusions	5
7	Special Acceptance	6
8	Premium	6
9	Ceding Commission	6
10	Reports and Remittances	7
11	Definitions	8
12	Extra Contractual Obligations/Excess of Policy Limits	11
13	Net Retained Liability	12
14	Original Conditions	12
15	No Third Party Rights	12
16	Loss Settlements	12
17	Commutation	13
18	Salvage and Subrogation	13
19	Currency	14
20	Security	14
21	Taxes	16
22	Access to Records	17
23	Confidentiality	17
24	Indemnification and Errors and Omissions	18
25	Insolvency	18
26	Arbitration	19
27	Governing Law	20
28	Entire Agreement	20
29	Non-Waiver	21
30	Mode of Execution	21
	Company Signing Block	22
Exhibit A
	Trust Agreement	23

Effective: December 31, 2021

2 of 23

PROPERTY QUOTA SHARE REINSURANCE CONTRACT

issued to

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
St Petersburg, Florida

(the “Company”)

by

THE SUBSCRIBING REINSURER(S) INDENTIFIED IN THE INTERESTS AND
LIABILITIES AGREEMENT(S) ATTACHED TO AND FORMING PART OF THIS

CONTRACT

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Southeast Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

ARTICLE 2

RETENTION AND LIMIT

A.
The Company shall cede, and the Reinsurer shall accept as reinsurance, 85% share of all business covered hereunder. The Reinsurer shall pay to the Company the Reinsurer’s quota share of losses under the Policies and of Loss Adjustment Expense associated therewith. The Reinsurer shall also pay to the Company the Reinsurer’s quota share of Extra Contractual Obligations and Loss in Excess of Policy Limits covered under this Contract.
B.
Notwithstanding the provisions of paragraph A above, the limit of the Reinsurer’s liability for the Company’s gross liability for losses Loss Adjustment Expense, Extra Contractual Obligations and Loss in Excess of Policy Limits arising out of any one Catastrophe Loss Occurrence, shall not exceed 85% of $25,000,000.

Effective: December 31, 2021

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ARTICLE 3

TERM

A.
This Contract shall take effect at 11:59 p.m. Eastern Time, December 31, 2021, and shall remain in effect until 12:01 a.m. Eastern Time June 1, 2022, in respect of losses occurring during the term of this Contract.
B.
At expiration of this Contract, the Reinsurer shall return to the Company the ceded unearned portion of the Subject Written Premium, net of provisional ceding commission, as of the date of expiration, on business in force at that time and date. The Reinsurer shall have no liability for losses occurring after expiration.
C.
However, at expiration of this Contract, by mutual agreement, the contract may be extended such that Reinsurer shall remain liable for all Policies covered by this Contract that are in force at expiration, until the termination, expiration or renewal of such Policies, whichever occurs first.
D.
In the event this Contract expires on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage for a Policy, until the earliest date on which the Company may cancel the Policy.

ARTICLE 4

SPECIAL TERMINATION

A. The Company may terminate a Reinsurer’s percentage share in this Contract at any time by giving written notice to the Reinsurer in the event of any of the following circumstances:

1.
The Reinsurer ceases underwriting operations.
2.
A state insurance department or other legal authority orders the Reinsurer to cease writing business, or the Reinsurer is placed under regulatory supervision.
3.
The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.
4.
The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract.

B. Termination shall be effected on a run-off or cut-off basis as set forth in the Term Article, at the sole discretion of the Company. The reinsurance premium due the Reinsurer hereunder

Effective: December 31, 2021

4 of 23

shall be pro rated based on the period of the Reinsurer’s participation hereon, and the Reinsurer shall immediately return any unearned reinsurance premium received.

C.
Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Reinsurer’s participation under this Contract.
D.
The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

ARTICLE 5

TERRITORY

The territorial limits of this Contract shall be Company’s Policies issued in Georgia, North Carolina and South Carolina.

ARTICLE 6

EXCLUSIONS

A. This Contract shall not apply to and specifically excludes:

1.
Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
2.
Any premium and liability arising from Policies in respect of coverage classified as (“Excluded Coverage”):
a.
Flood (including National Flood Insurance Program and private coverage);
b.
Identity Theft;

Effective: December 31, 2021

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c. Equipment Breakdown

ARTICLE 7

SPECIAL ACCEPTANCE

Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance.

ARTICLE 8

PREMIUM

The Company shall cede to the Reinsurer its exact proportion of the unearned portion of the Subject Written Premium for business in force at the effective date of this Contract, and the Subject Written Premium of the Company for Policies written or renewed after said inception.

ARTICLE 9

CEDING COMMISSION

A.
The Reinsurer shall allow the Company a 25.00% provisional commission on all Subject Written Premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate as such rate may be adjusted under this Article.
B.
The provisional commission allowed the Company shall be adjusted in accordance with the provisions set forth herein.
C.
The adjusted commission rate shall be calculated as follows and be applied to Premiums Earned hereunder:
1.
If the ratio of Losses Incurred to Premiums Earned is 55.0% or greater, the adjusted commission rate shall be 25.0%;
2.
If the ratio of Losses Incurred to Premiums Earned is less than 55.0% but greater than 41.0%, the adjusted commission rate shall be 25.0%, plus one half of the difference in percentage points between 55.0% and the actual ratio of Loses Incurred to Premiums Earned;
3.
If the ratio of Losses Incurred to Premiums Earned is 41.0% or less, the adjusted commission rate shall be 32.0%.

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D.
Within 45 days after the expiration of this Contract, and annually thereafter until all losses subject hereto have been finally settled, the Company shall calculate and report the adjusted commission on Premiums Earned. If the adjusted commission on Premiums Earned is less than commissions previously allowed by the Reinsurer on Premiums Earned, the Company shall remit the difference to the Reinsurer with its report. If the adjusted commission on Premiums Earned is greater than commissions previously allowed by the Reinsurer on Premiums Earned, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company’s report.
E.
“Losses Incurred” means ceded losses and Loss Adjustment Expense paid as of the effective date of calculation, plus the ceded reserves for losses and Loss Adjustment Expense outstanding as of the same date.
F.
“Premiums Earned” means ceded unearned portion of the Subject Written Premium at the inception of this Contract, plus ceded Subject Written Premium during the Contract term, less ceded unearned portion of the Subject Written Premium at the expiration of this Contract.

ARTICLE 10

TRUST ACCOUNT

A.
The Reinsurer agrees to establish a Trust Account in substantial accordance with the Trust Agreement entered into by the Company and the Reinsurer, a copy of which is attached hereto as Exhibit A.
B.
Within 30 days following expiration of this Contract, the Company and the Reinsurer shall mutually agree to release from the Trust Account any excess balance, calculated as follows:
1.
Losses and loss adjustment expenses paid by the Company, but not recovered from the Reinsurer as of the applicable Calculation Date; plus
2.
Reserves for losses and loss adjustment expense reported and outstanding as of the applicable Calculation Date; plus
3.
Reserves for losses and loss adjustment expenses incurred by not reported (IBNR) as of the applicable Calculation Date

ARTICLE 11

REPORTS AND REMITTANCES

A. As promptly as possible after the effective date of this Contract, but no later than 30 days thereafter, the Company shall remit to the Trust Account, established in accordance with the Trust Account Article, the Reinsurer’s share of the unearned portion of the Subject Written Premium, less provisional commission thereon and less the Catastrophe Cost Allowance thereon applicable to subject business in force at the effective time and date of this Contract.

2.

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B. 1. Within 15 calendar days following the end of each month, the Company shall furnish the Reinsurer with a report summarizing:

(xxxii)
reinsurance premium on Subject Written Premium during the month; less
(xxxiii)
the provisional ceding commission as provided for in this Contract; less
(xxxiv)
the Catastrophe Cost Allowance as provided for in this Contract; less
(xxxv)
ceded loss and Loss Adjustment Expense paid during the month; plus
(xxxvi)
ceded subrogation, salvage, or other recoveries during the month; and
(xxxvii)
the net balance due either party.
2.
The net balance shall be paid into the Trust Account as promptly as possible.
3.
In addition, the Company shall furnish the Reinsurer with a monthly statement showing the unearned premium reserves, and the reserves for outstanding losses including Loss Adjustment Expense. The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 12

DEFINITIONS

A.
“Southeast Property” means residential property and liability business written in the states of Georgia, North Carolina, and South Carolina.
B.
“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.
court costs;
2.
costs of supersedeas and appeal bonds;
3.
monitoring counsel expenses;
4.
legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions, arbitration and mediation actions;
5.
post-judgment interest;
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6.
pre-judgment interest, unless included as part of an award or judgment;
7.
a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and
8.
subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.

C.
“Subject Written Premium” means gross written premium of the Company for the classes of business reinsured hereunder, less cancellations and return premiums, and less installment fees, MGA fees, inspection fees, Policy fees, Policy taxes or any other taxes, EMPAT fees, and pass through assessments or any recoupments of assessments.
D.
“Subject Earned Premium” means the gross earned premium, less cancellations and return premiums, and less the earned portion of installment fees, MGA fees, inspection fees, Policy fees, Policy taxes or any other taxes, EMPAT fees, and pass through assessments or any recoupments of assessments.
E.
“Policy” means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company in respect of Southeast Property.
F.
“Catastrophe Loss Occurrence” means a Named Storm Loss Event or Earthquake Event.
G.
“Named Storm Loss Event” means any Named Storm that commences during the Term of this Contract and results in loss under one or more Policies caused by, occasioned by, arising out of or resulting from the Named Storm and may include, by way of example and not limitation, wind, gusts, hail, rain, lightning, tornadoes and cyclones and storm surge, and further includes all ensuing damage (including but not limited to fire following, flood, mold, riots, looting and vandalism). Notwithstanding the foregoing, in the event a Named Storm commences during the term of this Contract but there is no recorded individual loss arising from such Named Storm during the term of this Contract, such Named Storm will be deemed to have commenced no earlier than the date of the first recorded individual loss arising from such Named Storm.
H.
“Named Storm” means any storm or storm system that has been declared by the Reporting Service (by being given a name or a number) to be a hurricane and/or a tropical storm and/or a tropical depression and/or extra-tropical cyclone and/or post tropical cyclone and/or subtropical cyclone at any time and any place (whether inside or outside the territorial limits set forth in the Territory Article, and including the merging with one or more separate storms

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or storm systems into a combined storm or storm system). The duration of the Named Storm includes the time period:

1.
Beginning at 12:00:01 a.m., Eastern Time, on the date when a “watch,” “warning,” advisory or bulletin in respect of such Named Storm is first issued by the Reporting Service. Notwithstanding the foregoing, in the event a “watch” is issued prior to the effective date of this Contract, but no losses resulting therefrom occur prior to the effective date of this Contract, the Named Storm will be deemed to begin during the term of this Contract;
2.
Continuing for the time period thereafter during which such Named Storm continues, regardless of its category rating and regardless of whether a “watch,” “warning,” advisory or bulletin remains in force for such Named Storm; and
3.
Ending at 11:59:59 p.m., Eastern Time, on the fourth calendar day following the day of issuance of the last “watch,” “warning,” advisory or bulletin in respect of such Named Storm issued by the Reporting Service.
4.
Notwithstanding the foregoing, the period of consecutive hours applicable to a Named Storm shall not be less than 168 hours.
I.
“Reporting Service” means the National Hurricane Center, Weather Prediction Center or other support center or agency of the National Weather Service or its successor(s).
J.
“Earthquake” means any Earthquake reported by the United States Geological Survey or any successor thereto and/or the Global Seismic Network.
K.
“Earthquake Event” means an Earthquake (including an Earthquake occurring outside the territorial limits set forth in the Territory Article) selected by the Company (hereinafter the “Principal Earthquake”) that commences during the term of this Contract and results in loss under one or more Policies during the Earthquake Period caused by, occasioned by, arising out of or resulting from the peril of earth shake and further includes all ensuing damage caused therefrom, or as a consequence thereof (including, without limitation, damage from fire following, sprinkler leakage, tsunami, landslide and/or volcanic eruption), if such ensuing events/perils are caused by, occasioned by, arising out of or resulting from the Principal Earthquake. The Company may deem one or more subsequent Earthquakes to be part of the Principal Earthquake, provided that such subsequent Earthquakes and aftershocks occur within the applicable Earthquake Period.
L.
“Earthquake Period” means the period beginning on the date reported by the United States Geological Survey or any successor thereto and/or the Global Seismic Network (as adjusted to the date in the Eastern Time Zone, if applicable) of the Principal Earthquake which commenced during the Term of this Contract (or, at the Company’s discretion, on the date of any foreshock assigned to said Principal Earthquake), as selected by the Company in its sole discretion, and ending seven consecutive days following such date.

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M. “Catastrophe Cost Allowance” as used herein means an allowance equal to 9.0% of the Company’s Subject Written Premiums ceded.

ARTICLE 13

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.
This Contract shall cover Extra Contractual Obligations, as provided in the Retention and Limit Article. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
B.
This Contract shall cover Loss in Excess of Policy Limits, as provided in the Retention and Limit Article. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
C.
An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.
D.
For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word "Loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.
E.
Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.
F.
However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
G.
In no event shall coverage be provided to the extent not permitted under law. Effective: December 31, 2021

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ARTICLE 14

NET RETAINED LIABILITY

A.
This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).
B.
The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 15

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 16

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 17

LOSS SETTLEMENTS

A.
The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.
B.
As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

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ARTICLE 18

COMMUTATION

A.
If mutually agreed upon after termination of the Contract, the Company shall notify the Reinsurer in writing of their intent to commute and propose a commutation amount. Each party shall provide to the other party any reasonable information requested by such party in connection with such commutation. The Reinsurer will not refuse to consider any reasonable requests for commutation.
B.
In the event that the Reinsurer and the Company cannot reach a mutual agreement on the commutation amount within 60 days after notification, then the Reinsurer and the Company shall mutually appoint an independent actuary within 30 days after the end of such 60 day period. Such independent actuary shall investigate and determine the risk-adjusted, discounted present value of any such unsettled claims or unreported claims under this Contract. The fees and reasonable expenses of such independent actuary shall be shared equally by the Reinsurer and the Company.
C.
In the event the Reinsurer and the Company cannot reach an agreement on an independent actuary within such 30 day period, then each party shall have a further 30 days in which to appoint an actuary. If either party refuses or neglects to appoint an actuary within such 30 day period, the other party may appoint the second actuary within 10 days after the end of such 30 day period. The two chosen actuaries shall then select a third actuary within 30 days after the selection of the second actuary. If the two actuaries fail to agree on the selection of the third actuary within such 30 day period, then each actuary shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots. Each actuary selected shall be disinterested in the outcome of the commutation and shall be either a Fellow or an Associate of the Casualty Actuarial Society. The parties hereby agree that the decision in writing of the third actuary, when filed with the parties hereto, shall be final and binding on both parties. The expenses of the actuaries and of the commutation shall be equally divided between the two parties.
D.
Complete payment of the commutation amount by the Reinsurer under this Article shall constitute a complete release of the Reinsurer for its liability under this Contract.

ARTICLE 19

SALVAGE AND SUBROGATION

A. Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from any loss to the extent received prior to loss settlement hereunder to arrive at the amount of liability attaching hereunder.

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B. All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

ARTICLE 20

CURRENCY

A.
Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.
B.
For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 21

SECURITY

A. This Article applies only to the extent a Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves

B. The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.
the Reinsurer’s share of the unearned portion of the Subject Written Premium;
2.
known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;
3.
losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;
4.
losses incurred but not reported and Loss Adjustment Expense relating thereto;
5.
all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C. The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Company shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

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D. When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E. The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

(xxxviii)
to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;
(xxxix)
to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);
(xl)
to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;
(xli)
to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

F. If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure

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that withdrawals are made only upon the order of properly authorized representatives of the Company.

H. At annual intervals, or more frequently at the discretion of the Company, but never more frequently than monthly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

(xlii)
If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.
(xliii)
If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

I. Should the Company or the Reinsurer be in breach of its obligations under this Article, or any Trust Agreement entered into to collateralize the Reinsurer’s Obligations hereunder, notwithstanding anything to the contrary elsewhere in this Contract, including but not limited to the Arbitration Article, the Company or the Reinsurer may seek immediate relief in respect of said breach from any court sitting in Pinellas County, Florida having competent jurisdiction of the parties hereto or the state and federal courts having jurisdiction for disputes from Pinellas County, as determined by the Company, and the parties consent to jurisdiction of such court. The Company and the Reinsurer agree that in addition to obeying the order of such court, each will bear its own costs, including reasonable attorneys’ fees and court costs, incurred in seeking the relief sought from such breach. In the alternative, the Company or the Reinsurer may elect to demand arbitration of such dispute pursuant to the provisions of the Arbitration Article hereunder.

ARTICLE 22

TAXES

A. In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns.

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B. 1. The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2. In the event of any return of such premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage of such premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 23

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to the Policies reinsured under this Contract during regular business hours after giving five working days’ prior notice; provided, that the Company shall be permitted to exclude from such inspection, examination or audit information that is not primarily related to the Policies to the extent any such information related to the Policies cannot be segregated or separated, without material cost or effort, from information that the Company believes in good faith is not permitted to be disclosed or transferred to the Reinsurer or its affiliates pursuant to applicable law or that would otherwise reveal sensitive competitive information concerning the business of the Company and its affiliates (other than the Policies). This right shall be exercisable during the term of this Contract or after the expiration of this Contract.

ARTICLE 24

CONFIDENTIALITY

A. The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract ("Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

(xliv)
are publicly known or have become publicly known through no unauthorized act of the Reinsurer;
(xlv)
have been rightfully received from a third person without obligation of confidentiality; or
(xlvi)
were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B. Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

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1.
when required by retrocessionaires as respects business ceded to this Contract;
2.
when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or
3.
when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.
Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.
D.
The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 25

INDEMNIFICATION AND ERRORS AND OMISSIONS

A. The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.
what shall constitute a claim or loss covered under any Policy;
2.
the Company’s liability thereunder;
3.
the amount or amounts that it shall be proper for the Company to pay thereunder.

B. The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C. Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 26

INSOLVENCY

A. If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further,

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this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.
In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
C.
Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

ARTICLE 27

ARBITRATION

A.
Except as may be elected by the Company pursuant to paragraph I of the Security Article of this Contract, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.
B.
One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

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C.
If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.
D.
Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings. The arbitration hearing and any pre-hearing conferences shall be held in St. Petersburg, Florida, on the date(s) fixed by the arbitrators, provided that the arbitrators may call for pre-hearing conferences by means of teleconference or videoconference as they may deem appropriate.
E.
The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in St Petersburg, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.
F.
The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.
G.
Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 28

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

Effective: December 31, 2021

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ARTICLE 29

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 30

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 31

MODE OF EXECUTION

A. This Contract may be executed by:

(xlvii)
an original written ink signature of paper documents;
(xlviii)
an exchange of electronic copies showing the original written ink signature of paper documents;
(xlix)
electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Effective: December 31, 2021

21 of 23

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative.

This day of , 20_____.

United Property & Casualty Insurance Company

By:

Name:

Title:

Effective: December 31, 2021

22 of 23

INTERESTS AND LIABILITIES AGREEMENT
(the “Agreement”)

of

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.
Tampa, FL
(NAIC: 12944)
(the “Subscribing Reinsurer”)

with respect to the

PROPERTY QUOTA SHARE REINSURANCE CONTRACT
(the “Contract”)

issued to

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

St. Petersburg, Florida

(the “Company”)

The Subscribing Reinsurer shall have an 50.0% share in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company.

This Agreement shall commence at 12:01 a.m., Eastern Time, December 31, 2021 and shall continue in force until 12:01 a.m., Eastern Time, June 1, 2022.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this day of , 20__.

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY INC.

By

Printed Name
Title

INTERESTS AND LIABILITIES AGREEMENT
(the “Agreement”)

of

TYPTAP INSURANCE COMPANY
Tampa, FL
(NAIC: 15885)
(the “Subscribing Reinsurer”)

with respect to the

PROPERTY QUOTA SHARE REINSURANCE CONTRACT
(the “Contract”)

issued to

UNITED PROPERTY & CASUALTY INSURANCE COMPANY

St. Petersburg, Florida

(the “Company”)

The Subscribing Reinsurer shall have a 50.0% share in the interests and liabilities of the “Reinsurer” as set forth in the Contract attached hereto and executed by the Company.

This Agreement shall commence at 12:01 a.m., Eastern Time, December 31, 2021 and shall continue in force until 12:01 a.m., Eastern Time, June 1, 2022.

The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date specified below:

Signed this day of , 20__.

TYPTAP INSURANCE COMPANY

By

Printed Name
Title

Exhibit B

Form of Reinsurance Trust Agreement

1007429509v4

TRUST AGREEMENT

Dated as of

December 31, 2021
Among

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.
AND TYPTAP INSURANCE COMPANY, INC.

as Grantors

UNITED PROPERTY AND CASUALTY INSURANCE COMPANY
as Beneficiary

and

SUNTRUST BANK,
as Trustee

1006422510v2

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1006422510v2

TRUST AGREEMENT

TRUST AGREEMENT, dated as of December 31, 2021 (the “Agreement”), among Homeowners Choice Property & Casualty Insurance Company, Inc., TypTap Insurance Company, insurance companies organized under the laws of the State of Florida (each a “Grantor” and collectively “Grantors”), United Property and Casualty Insurance Company, an insurance company organized under the laws of the State of Florida (the “Beneficiary”), and SunTrust Bank (the “Trustee”) (the Grantors, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Beneficiary and the Grantors have entered into that certain Quota Share Reinsurance Agreement, dated as of [•], 2021 and effective as of December 31, 2021 (the “Reinsurance Agreement”), pursuant to which, subject to the terms, conditions and limitations contained therein, the Beneficiary, as ceding company, ceded, and the Grantors, as reinsurers, accepted, certain liabilities, and the Grantors desire to secure its obligations to the Beneficiary in connection with such Reinsurance Agreement as provided in this Agreement;

WHEREAS, the Beneficiary desires the Grantors to secure payments of all amounts at any time and from time to time owing by the Grantors to the Beneficiary under or in connection with the Reinsurance Agreement;

WHEREAS, the Grantors and the Beneficiary desire to transfer to the Trustee for deposit to a trust account (the “Trust Account”) such assets as required under the Reinsurance Agreement to make subject to this Agreement in order to secure payments under or in connection with the Reinsurance Agreement;

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and

WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Deposit of Assets to the Trust Account.

(a) The Grantors shall establish the Trust Account and the Trustee shall administer the Trust Account in its name as Trustee for the Beneficiary. The Trustee shall receive trust assets and hold all trust assets in a safe place at the Trustee’s offices in the United States of

America and upon the terms and conditions set forth herein for the sole use and exclusive benefit of the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

1006422510v2

(b)
The Grantors and the Beneficiary, as applicable, shall transfer to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit A hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire (all such assets, together with the proceeds thereof, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets, are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

(c)
The Grantors and the Beneficiary each hereby represents and warrants that all Assets transferred by the Grantors or the Beneficiary, as applicable, to the Trustee for deposit to the Trust Account and all Assets invested and substituted at the direction of the Grantors hereunder (i) will be in such than that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantors or any person in accordance with the terms of this Agreement and (ii) will consist only of cash and Eligible Securities.

2. Withdrawal of Assets from the Trust Account.

(a)
The Beneficiary shall have the exclusive and unconditional right, at any time and from time to time, to withdraw from the Trust Account, subject only to the written notice from the

Beneficiary to the Trustee and Grantors hereto (the “Beneficiary Withdrawal Notice” substantially the form of Exhibit B), all or part of the Assets.

(b)
Upon either Grantor’s provision of written notice to the Trustee, as agreed to in writing by Beneficiary (the “Grantor Excess Withdrawal Notice” substantially the form of Exhibit C, together with a Beneficiary Withdrawal Notice, each a “Withdrawal Notice”), the Grantor shall have the right to withdraw Trust Assets from the Trust Account in the event that the Market Value of the Trust Assets in the Trust Account is greater than 102% of the Required Reserve in an amount up to the excess of the Market Value of the Trust Assets over 102%

of the Required Reserve (the “Excess Amount”). Any such withdrawal by a Grantor shall,

at the option of the Grantor, be in the form of Cash or other Trust Assets selected by the Grantor and having a value equal to the Excess Amount of such lesser amount set forth in the Grantor Excess Withdrawal Notice. The Trustee may rely conclusively upon such Grantor Excess Withdrawal Notice and shall have no duty to independently verify whether such withdrawal complies with this paragraph 2(b).

(c)
If the Trust Account does not contain sufficient Cash to permit withdrawal of the full amount specified in a Withdrawal Notice, the Trustee shall as promptly as practicable notify both the Grantors and the Beneficiary of such fact and the Trustee shall take direction from the Grantors to dispose of any Eligible Securities in order to provide sufficient Cash to satisfy the requirements of such Withdrawal Notice. If the Trustee does not receive such a direction from the Grantors within 24 hours of it having notified the Grantors of the insufficiency of Assets as described herein, the Trustee shall as promptly as practicable notify the Beneficiary and shall follow the direction of the Beneficiary with respect to the

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disposal of Eligible Securities. Any Withdrawal Notice may also designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice to the Trustee in order to withdraw any Assets.

(d)
Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice, and shall deliver or transfer or instruct the relevant depository to deliver or transfer such Assets to or for the account of the Beneficiary, the Grantors or such Designee as specified in such Withdrawal Notice. The Trustee shall be protected in relying upon any written demand of the Beneficiary or the Grantors for such withdrawal.
(e)
Each of the Grantors and Beneficiary shall, on the date of this Agreement, deliver to the other parties a certificate in the form of Exhibit D hereto as to the incumbency and specimen signature of at least two (2) officers or other representatives of such party authorized to act for and give and receive notices, requests and instructions on behalf of such party in connection with this Agreement (each such officer or other representative, an

“Authorized Person”). From time to time, Grantors and Beneficiary may, by delivering to the other parties a revised certificate in the form of Exhibit D, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then-current exhibit until receipt of a superseding exhibit.

3. Application of Assets.

(a)
The Beneficiary hereby covenants to the Grantors that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantors, for the purposes set forth in Article 20, Section E of the Reinsurance Agreement.
(b)
The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Section 2 of this Agreement will be used and applied in the manner contemplated by paragraph (a) of this Section 3.

4. Redemption, Investment and Substitution of Assets.

(a)
The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.
(b)
From time to time, at the written order and direction of a Grantor or its designated investment advisor, the Trustee shall invest Assets in the Trust Account in Eligible Securities.
(c)
From time to time, subject to the prior written approval of the Beneficiary, a Grantor may direct the Trustee to substitute Assets of comparable value for other Assets presently held in the Trust Account; provided that all such substituted Assets shall consist of Eligible Securities only. The Trustee shall have no responsibility whatsoever to determine the value

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1006422510v2

of such substituted securities or that such substituted securities constitute Eligible Securities. The Trustee shall not allow any other substitutions of Assets in the Trust Account.

(d)
All investments and substitutions of securities referred to in sections 4(b) and 4(c) above shall be in compliance with the relevant provisions of the insurance law governing the

Beneficiary’s investments, as set forth in the definition of “Eligible Securities” in Section 11 of this Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The

Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(e)
When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.
(f)
Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.
(g)
Assets deposited and held in the Trust Account shall be valued according to their current fair market value.
5.
The Income Account. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 8 of this Agreement, in the separate income column of the custody ledger (the “Income Account”) within the Trust Account established and maintained by the Grantors at an office of the Trustee in New York City. Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantors to the Trustee and the Trustee may debit the Income Account for this purpose. The interest, dividends and other income shall be paid to the Grantors or credited to an account of the Grantors in accordance with written instructions provided from time to time by the Grantors to the Trustee.

6. Corporate Actions.

(a)
Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantors’ ownership of Eligible Securities, each Grantor or its designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act.

(b)
The Trustee shall notify each Grantor or its designee of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action

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1006422510v2

from the relevant depository, etc. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify each Grantor or its designee. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.

7. Additional Rights and Duties of the Trustee.

(a)
The Trustee shall notify the Grantors and the Beneficiary in writing within two (2) days following each deposit to, or withdrawal from, the Trust Account.
(b)
Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantors or any person or entity other than the Trustee in accordance with the terms of this Agreement.
(c)
The Trustee shall have no responsibility whatsoever to determine whether any Assets are or continue to be Eligible Securities.
(d)
The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. The Trustee shall have no liability whatsoever for the action or inaction of any depositary or for any losses resulting from the maintenance of Eligible Securities with a depositary. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.
(e)
The Trustee shall accept and open all mail directed to the Grantors or the Beneficiary in care of the Trustee.
(f)
The Trustee shall furnish to the Grantors and the Beneficiary a statement of all Assets in the Trust Account at the end of each calendar month.
(g)
Upon the request of a Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h)
Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Trustee from time to time by the Grantors, any relevant investment manager of the Grantors, and the Beneficiary; respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantors or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions

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(i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantors or the Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate. Each of the Grantors and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee, and that there may be more secure methods of transmitting instructions than the method selected by the sender. Each of the Grantors and the Beneficiary agrees that the security procedures, if any, to be followed in connection with a transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(i)
The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith.
(j)
No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law. The Trustee may obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

(k)
Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee, be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(l)
The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.
(m)
The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(n)
Notwithstanding any other provisions in the Agreement, if a Grantor has been declared insolvent or placed into receivership, rehabilitation, liquidation, or similar proceedings under the laws of its state or country of domicile, the Trustee shall comply with an order

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of the commissioner with regulatory oversight over the trust or court of competent jurisdiction directing the Trustee to transfer to the commissioner with regulatory oversight or other designated receiver all of the Assets. The Assets shall be applied in accordance with the priority statutes and laws of the state in which the trust is domiciled applicable to the assets of insurance companies in liquidation. If the commissioner with regulatory oversight determines that the Assets or any part thereof are not necessary to satisfy claims of the Beneficiary, the Assets or any part of them shall be returned to the Trustee for distribution in accordance with the Agreement.

(o) The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Agreement.

8. The Trustee’s Compensation, Expenses, etc.

(a)
The Grantors shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantors. The Grantors shall pay or reimburse the Trustee for all of the

Trustee’s expenses and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account and deposited into the Income Account as provided in Section 5 of this Agreement. The Grantors and the Beneficiary jointly and severally hereby indemnify the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses)

incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantors and the Beneficiary hereby acknowledges that the foregoing indemnities and Grantors payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)
No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

9. Resignation or Removal of the Trustee.

(a) The Trustee may resign at any time by giving not less than 90 days’ written notice thereof to the Beneficiary and to the Grantors. The Trustee may be removed by the Grantors and the Beneficiary by delivery of not less than 90 days’ written notice of removal to the Trustee from the Grantors and the Beneficiary. No resignation or removal of the Trustee shall be

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effective hereunder until a successor trustee has been duly appointed and approved by the Beneficiary and the Grantors, and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

(b) Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantors’

notice of removal, the Grantors and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantors or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

10. Termination of the Trust Account.

(a)
The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantors and the Beneficiary have given the Trustee joint written notice of their intention to terminate the Trust Account (the “Notice of Intention”),

and (ii) the Trustee has given the Grantors, the Beneficiary and the Florida Office of Insurance Regulation the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust

Account to terminate (the “Proposed Date”).

(b)
Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary, the Grantors

and the Florida Office of Insurance Regulation of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)
On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantors, any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

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11.
Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.

The term “Eligible Securities” shall mean (a) cash in U.S. dollars, and (b) money market funds which: (i) invest solely in direct government obligations, such as U.S. Treasury bills as well as other securities backed by the full faith and credit of the United States government with a maturity equal to or less than 397 calendar days, or (ii) have a principal stability fund rating on the issuance date of at least “AAA” by S&P and thereafter is rated by S&P; provided that such investments are issued by an institution that is not the parent, subsidiary or Affiliate of either the Beneficiary or the Grantors; provided, further, that investments in an Affiliate of the Beneficiary or the Grantors shall not exceed five percent (5%) of total investments of the Trust Account.

The terms “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

12.
Governing Law; Etc.

This Agreement shall be construed in accordance with the substantive laws of the State of Florida, without regard to conflicts of laws principles thereof. Each Party hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each Party consents to the jurisdiction of any state or federal court situated in Florida in connection with any dispute arising hereunder. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the Florida.

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Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of Florida or elsewhere as the Trustee may select.

13.
Successors and Assigns.

This Agreement shall extend to and shall be binding upon the Parties hereto and their respective successors and assignees; provided, that no Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 9 of this Agreement.

14.
Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15.
Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

16.
Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

17.
Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

If to the Grantors:

Homeowners Choice Property & Casualty Insurance Company, Inc.

TypTap Insurance Company

5300 West Cypress Street

Suite 100

Tampa, FL 33607

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Telephone: 813.419.5274

E-mail: mharmsworth@hcigroup.com

Attn: Mark Harmsworth

with a copy (which shall not constitute notice) to:

[__]

[address]

Telephone: [__]

E-mail: [__]
Attn: [__]

If to the Beneficiary:

United Property and Casualty Insurance Company

800 2nd Avenue S.

St. Petersburg, Florida 33701

Telephone: (727) 471-1479

E-mail: badler@upcinsurance.com

Attn: Brooke Adler

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telephone:(212) 909 6870

(212) 909-7235

Email: ggooding@debevoise.com mddevins@debevoise.com

Attn: Gregory V. Gooding

Michael D. Devins

If to the Florida Office of Insurance Regulation:

Attention: Director, Property & Casualty Financial Oversight

Office of Insurance Regulation

200 East Gaines Street

Tallahassee, FL 32399

If to the Trustee:

Attention: Joseph Monaco, Vice President

Address: SunTrust Bank

711 Fifth Avenue, 6th Floor

New York, NY 10022

Phone: (212) 303-1746

Email: Joseph.Monaco@SunTrust.com

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Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantors’ authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media.

18.
Headings.

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement

19.
Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

20.
USA Patriot Act.

The Grantors and Beneficiary hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantors and Beneficiary. Accordingly, prior to opening the Trust Account hereunder, the Trustee will ask the Grantors and Beneficiary to provide certain information including, but not limited to, the Grantors’ and Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantors’ and Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantors and Beneficiary agrees that the Trustee cannot open the Trust Account hereunder unless and until the Trustee verifies the Grantors’ and Beneficiary’s identity in accordance with the Trustee’s CIP.

21.
Required Disclosure.

The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantors and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

22.
Representations.

Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC. as Grantor

By:

Name: Karin Coleman

Title: President

TYPTAP INSURANCE COMPANY as Grantor

By:

Name: Kevin Mitchell

Title: President

UNITED PROPERTY AND CASUALTY

INSURANCE COMPANY

as Beneficiary

By:

Name: B. Bradford Martz

Title: Chief Financial Officer

SUNTRUST BANK,
as Trustee

By:

Name: Joseph Monaco

Title: Vice President

[Signature Page to Trust Agreement]

Exhibit A - Deposits

INITIAL DEPOSIT: The Grantors shall deposit $[•] million and the Beneficiary shall deposit $[•], on behalf of the Grantors, with regard to the Quota Share Reinsurance Agreement, dated as of [•], 2021 and effective as of December 31, 2021, by and between the Beneficiary and the Grantors, at the execution of this Trust Agreement.

SUBSEQUENT DEPOSITS: The Beneficiary, on behalf of Grantors, shall deposit into the Trust Account premium payments due the Grantors and such other amounts under the Reinsurance Agreement on the dates set forth in the Reinsurance Agreement.

1006422510v1

Exhibit B – Form of Beneficiary Withdrawal Notice

[DATE]

[SunTrust Bank

711 Fifth Avenue, 6th Floor
New York, NY 10022]

Attention: [Insurance Trust]

Homeowners Choice Property & Casualty Insurance Company, Inc.

[5300 West Cypress Street

Suite 100

Tampa, FL 33607]

Attention: [ ]

Re: Beneficiary Withdrawal Notice re Trust Agreement, dated as of [ ], among Homeowners Choice Property & Casualty Insurance Company, Inc., TypTap Insurance Company(the “Grantors”), United Property and Casualty Insurance Company (the “Beneficiary”), and SunTrust Bank (the “Trustee”) (as amended, supplemented or otherwise modified, the “Trust Agreement”)

The undersigned, the [insert position] and a duly authorized officer of the Beneficiary, does hereby certify that, pursuant to paragraph (a) of Section 2 and paragraph (a) of Section 3 of the Trust Agreement and the Reinsurance Agreement (as defined in the Trust Agreement), the Beneficiary is entitled to withdraw from the Trust Account (as defined in the Trust Agreement), assets with a current fair market value equal to $[ ].

[Certification to specify the basis for the withdrawal.]

The Beneficiary hereby requests that the Trustee promptly transfer to the Beneficiary all right, title and interest in those assets specified below (which assets have a fair market value equal to

$[ ]) from the Trust Account:

[SPECIFY ASSETS]

Please deliver such assets to or for the account of the person or entity named below at the address specified below:

[SPECIFY DESIGNEE AND ADDRESS]

Very truly yours,

United Property and Casualty Insurance Company

By:
Name:
Title:

1006422510v1

Exhibit C – Form of Grantor Excess Withdrawal Notice

[DATE]

[SunTrust Bank

711 Fifth Avenue, 6th Floor
New York, NY 10022]

Attention: [Insurance Trust]

Re: Grantor Excess Withdrawal Notice re Trust Agreement, dated as of [ ], among Homeowners Choice Property & Casualty Insurance Company, Inc., TypTap Insurance Company (the “Grantors”), United Property and Casualty Insurance Company (the “Beneficiary”), and SunTrust Bank (the “Trustee”) (as amended, supplemented or otherwise modified, the “Trust Agreement”)

The undersigned, the [insert position] and a duly authorized officer of the Grantor, does hereby certify that, pursuant to paragraph (b) of Section 2 of the Trust Agreement and the Reinsurance Agreement (as defined in the Trust Agreement), the Grantor is entitled to withdraw from the Trust Account (as defined in the Trust Agreement), assets with a current fair market value equal equal to $[ ].

[Certification to specify the basis for the withdrawal.]

The Grantor hereby requests that the Trustee promptly transfer to the Grantor all right, title and interest in those assets specified below (which assets have a fair market value equal equal to

$[ ]) from the Trust Account:

[SPECIFY ASSETS]

Please deliver such assets to or for the account of the person or entity named below at the address specified below:

[SPECIFY DESIGNEE AND ADDRESS]

Very truly yours,

Homeowners Choice Property & Casualty Insurance Company, Inc.

By:
Name:

Title:

United Property and Casualty Insurance Company

By:
Name:

Title:

1006422510v1

Exhibit D – Incumbency Certificate

[TBD]

1006422510v1